                                                                    EXHIBIT 10.5

                             OFFICE LEASE AGREEMENT


                                     between


                         FAIR LAKES NORTH AND SOUTH L.P.
                                  ("Landlord")
                                    --------


                                       and


                             SRA INTERNATIONAL, INC.
                                   ("Tenant")
                                     ------


                                       for


                                FAIR LAKES NORTH

                             OFFICE LEASE AGREEMENT
                             ----------------------

         THIS OFFICE LEASE AGREEMENT (this "Lease") is made and entered into
                                            -----
this 11th day of May, 1999, by and between FAIR LAKES NORTH AND SOUTH L.P., a Virginia limited partnership ("Landlord") and SRA INTERNATIONAL, INC., a
                               --------
Delaware corporation ("Tenant"), upon all terms set forth in this Lease and in
                       ------
all Exhibits hereto, to each and all of which terms Landlord and Tenant hereby mutually agrees, and in consideration of One Dollar and other valuable considerations, the receipt and sufficiency of which are, hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                    ARTICLE 1
                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

         Section 1.01.  Each reference to this Lease to information and
         ------------
definitions contained in Article 1 and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the following meanings:

         A. Additional Building Land: The land adjacent to the Land and owned by the Landlord on which the Additional Building may be built.

         B.  Building:  Fair Lakes Court North
                        4350 Fair Lakes Circle
                        Fairfax, Virginia 22033

         C.  Fair Lakes South:  Fair Lakes Court South.
                                4300 Fair Lakes Circle
                                Fairfax, Virginia 22033

         D. Land: The real property on which the Building is located as further shown on Exhibit "L" hereto.
                              -----------

         E. Premises: All of the Rentable Area on the first (1/st/), second (2/nd/) and third (3/rd/) floors and a portion of the Rentable Area on the fourth (4/th/) floor of the Building, as more fully described and shown on the floor plan(s) attached as Exhibit "A".
                                                                  -----------

         F. Term: Seventeen (17) years commencing on the Commencement Date and ending on the Expiration Date.

         G.  Commencement Date: January 1, 1999.

         H.  Expiration Date: December 31, 2015.

         I.  Rentable Area of the Building: 132,297 square feet.

         J.  Rentable Area of the Premises as of the Commencement Date:
             71,061 square feet.

         K. Tenant's Proportionate Share: Tenant's Proportionate Share is a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building. As of the Commencement Date, Tenant's Proportionate Share is 53.71%.

         L.  Landlord's Address for Notices:

                      c/o The Peterson Companies
                      12500 Fair Lakes Circle
                      Suite 400
                      Fairfax, Virginia 22033
                      Attention: Asset Manager of Fair Lakes Court North

         M.  Tenant's Address for Notices:

                      4350 Fair Lakes Circle
                      Fairfax, Virginia 22033
                      Attention: Kevin Graves

         N. Lease: Collectively refers to this Lease together with the following Exhibits which are attached hereto and incorporated herein by this reference.

                      Exhibits
                      --------

                      "A"  -- Floor Plans

                      "B"  -- Leasehold Improvements

                      "C"  -- General Lease Provisions

                      "D"  -- Rules and Regulations

                      "E"  -- Commencement Date Notice

                      "F"  -- Rent Schedule

                      "F1" -- Commission Schedule

                      "G"  -- Subordination, Non-Disturbance and Attornment
                              Agreement

                      "H"  -- List of Typical Additional Building Costs

                      "I"  -- Roof Agreement

                      "J"  -- Computerized Energy Management System
                              Specifications

                      "K"  -- Janitorial Specifications

                      "L"  -- Plat of Land

         O. Brokers: Julien J. Studley, Inc. and Grubb & Ellis of Metropolitan D.C., Inc.


                                    ARTICLE 2
                                 DEMISE AND TERM

         Landlord leases to Tenant, and Tenant leases from Landlord, the Premises located in the Building for the Term and subject to the provisions hereof. The Term of this Lease shall be for the period specified in Section 1.01
                                                                    ------------
and shall begin at midnight on the Commencement Date (as defined in the General Lease Provisions) mid shall, unless this Lease is sooner terminated in accordance with the provisions of this Lease, end at midnight on the Expiration Date as such date may be extended pursuant to the terms of Article 3 or 4 of
                                                           --------------
this Lease; provided, however, that if for any reason the Expiration Date shall be a day other than the final day of a calendar month then, the Term of this Lease shall be extended so that it will expire on the last day of the calendar month in which the Expiration. Date takes place.

                                    ARTICLE 3
                                 RENEWAL OPTION

         Tenant shall have the right to renew and extend the Term of this Lease with respect to all or a portion (in full floor increments only) of the Premises then subject to this Lease (and any portion of the Premises that has been terminated by Landlord pursuant to Section 15.01 of Exhibit "C" as more
                                   -------------    -----------
specifically set forth in Section 15.01) for the Renewal Term upon and subject
                          -------------
to the terms and conditions of this Article 3 provided that if Tenant elects to renew this Lease with respect to at least three (3) full floors it shall also be required to renew this Lease with respect to all of the basement space in the Building. Notwithstanding anything to the contrary herein, if Tenant is leasing less than all of a particular floor at the time of the Renewal Term, Tenant may renew the term for such partially leased floor provided that Tenant shall renew the Term for all of the space on such floor that Tenant is then leasing.

         1. Tenant shall have the right, in its sole discretion, to extend this Lease for up to two (2) renewal terms of five (5) years (each a "Renewal
                                                                      -------
Term") by Tenant's giving written notice thereof to Landlord (the "Renewal
----                                                               -------
Notice") (i) no earlier than December 1, 2013 and no later than, March. 1, 2014
------
with respect to the first Renewal Term and (ii) no earlier than December 1, 2018 and no later than March 1, 2019 with respect to the second Renewal Term (if Tenant has previously exercised its right with respect to the first Renewal
Term). The first Renewal Term shall commence immediately upon the expiration of the original Term and the second Renewal Term shall commence immediately upon the expiration of the first Renewal Term. Upon exercise by Tenant of its right to a Renewal Term, the Expiration Date of the Term shall automatically become the last day of the Renewal Term. If Tenant does not exercise its rights to a Renewal Term in a timely manner in accordance with this Lease, Tenant's failure shall conclusively be deemed a waiver of its rights to such Renewal Term and all future Renewal Terms.

         2. Within thirty (30) days after receipt of the Renewal Notice, Landlord shall provide to Tenant Landlord's proposed rental rate and proposed escalations for such rent for the Renewal Term (collectively, "Landlord's
                                                               ----------
Proposed Rent"), which shall reflect Landlord's estimation of the then-current
-------------
fair market rate on a triple net basis, including relevant market conditions, for similar space in a comparable building in Fairfax, Virginia. If Landlord's proposed rental rate is not acceptable to Tenant, then Landlord and Tenant shall negotiate in good faith to determine the fair market rental rate including any escalations. for the Renewal Term. If Landlord and Tenant reach agreement then such agreed upon rate shall become the Base Rent during such Renewal Term. If Landlord and Tenant do not reach an agreement within thirty (30) days after Landlord's delivery of the proposed rental rate (the "Outside Agreement Date"),
                                                      ----------------------
then the determination of the Base Rent and escalations for the Renewal Term shall be determined in accordance with subsection 3 below.

         3. If Landlord and Tenant cannot agree upon the Base Rent and escalations for the Renewal Term, such Base Rent shall be determined as follows:

              (A) Landlord and `Tenant shall each appoint one broker who shall by profession be a real estate broker who shall have at least ten
         (10) years experience in the commercial real estate industry in Fairfax County, Virginia. Each such broker shall be appointed within ten (10) days after the Outside Agreement Date. The two brokers, within ten (10) days after the date of the appointment of the last appointed broker, shall agree upon and appoint a third, fair and. unbiased broker who shall be qualified under the same criteria as the first two brokers.

              (B) Within thirty (30) days after the appointment of the. last broker, each broker shall make an independent determination as to the fair market triple net rent for the Renewal Term (including escalations) and shall so notify Landlord and Tenant. in writing of its respective determination. The brokers shall consider all relevant factors in making their determinations of fair market rent including, but not limited to the. size of the Premises, length of renewal term, base rent and escalations, provisions, rent abatements (if applicable) and other concessions, construction allowances, operating expenses, tax pass through provisions, availability of and charges for parking, avoidance (or inclusion) of brokerage commissions, services provided and the age, quality and condition of the Building. Base Rent for the Renewal Period shall be the average of the determinations of the fair market rent for the Premises determined by each of the three brokers ("Brokers' Rent"). The Brokers' Rent shall be final and binding upon
           -------------
         the parties subject to paragraph 4 hereof.

              (C) If either Landlord or Tenant fails to appoint a broker within the time period specified in subsection (A) above, the broker appointed by one of them shall reach a decision as to the rental rate for the Renewal Term, notify Landlord and Tenant of such broker's decision, and such broker's decision shall be binding upon Landlord and Tenant subject to paragraph 4 hereof.

         4. In the event that the Brokers' Rent is within $1.15 per square foot of Rentable Area of Landlord's Proposed Rent, then the Brokers' Rent shall be final and binding upon both parties and Landlord shall be required to lease the Premises to Tenant for such Renewal Term at the Brokers' Rent and Tenant shall be obligated to lease. the Premises from Landlord for such Renewal Term at the Brokers' Rent. In the event that the Brokers' Rent is more than $1.15 per square foot of Rentable Area greater than or less than Landlord's Proposed Rent, then Tenant shall have the right to notify Landlord in writing of its decision to revoke its election for a Renewal Term within ten (10) Business Days after its receipt of notice of the Brokers' Rent. The failure of Tenant to timely deliver such notice to Landlord shall be deemed a reaffirmation of Tenant's desire to renew at the Brokers' Rent.

         5. Tenant shall not have the right to exercise a Renewal Term if Tenant is in material monetary or non-monetary Default under this Lease at the time Tenant gives notice of its election and, if Tenant is in material monetary or non-monetary Default at the commencement of the Renewal Term, Tenant's exercise of its election to extend the Lease, in Landlord's sole discretion, shall be null and void and of no effect.

         6. Tenant shall take the Premises "as is" for the Renewal Term and Landlord shall have no obligation to make any improvements or alterations to the Premises except as other wise provided in this Article 3.

         7.   Subject to subparagraphs 2 and 3 above, the leasing of the
                         ---------------------
Premises for the Renewal Term shall be upon the same terms and conditions as are applicable for the original Term, and shall be upon and subject to all of the provisions of this Lease, including, without limitation, the obligation of Tenant to pay Tenant's Additional Rent under the Lease.

         8. Throughout this Lease, "material monetary Default" shall mean a Default in the amount of $5,000.00 or more; provided, however, that in the event that Tenant in good faith shall have notified Landlord that Tenant disputes a particular amount which Landlord has, charged to Tenant (other than an amount owed as Base Rent. and amounts in excess of $125,000.00), then, notwithstanding anything to the contrary in this Lease, Tenant's failure to pay such amount after applicable notice and cure periods shall not constitute a "material monetary Default."

                                    ARTICLE 4
                       CONSTRUCTION OF ADDITIONAL BUILDING

         (a) Provided Tenant is not in material monetary or non-monetary Default under this Lease at the applicable time or there have not been more than three (3) material monetary or non-monetary Defaults under this Lease by Tenant during any twelve (12) month period during the Term, Landlord agrees that during the Expansion Period (as hereinafter defined) Tenant shall, in the manner described by and in compliance with the provisions of this Article, have the right to lease space in a first class office building (the "Additional
                                                            ----------
Building") that Tenant requests Landlord to construct on the Additional Building
--------
Land, provided that Tenant shall be obligated to lease all of the Rentable Area in the Additional Building. As used in this Article 4, the term "Expansion
                                            ---------            ---------
Period" shall mean and. refer to the period commencing on April 1, 2001 and
------
expiring on March 31, 2006.

         (b) Tenant may exercise its right to require Landlord to construct the Additional Building (which Additional Building shall be no less than 50,000 square feet and no more than 125,000 square feet in Tenant's sole discretion and shall have floor plates of not less than 20,000 square feet,) and to lease all of the rentable space in the Additional Building by giving written notice (the "Initial Additional Building Notice") to Landlord of its election no later than
 ----------------------------------
the last day of the Expansion Period. Within ninety (90) days after Landlord's receipt of the Initial Additional Building Notice, Landlord shall prepare at Landlord's sole cost and expense, and deliver to Tenant reasonably detailed initial plans and specifications, a development and construction schedule and an estimated budget for the design and construction of the Additional Building as well as market financing terms available to Landlord to finance the development, design and construction of the Additional Building, and an estimate of the initial Base Rent for the Additional Building based on. the calculations set forth in Section 4(f) below (collectively, the "Initial Terms"). Landlord's determination of the Initial Terms shall be
     -------------
based on at least three (3) construction bids and three (3) financing quotes all of which shall be provided to Tenant with the Initial Terms. Landlord only shall be responsible, pursuant to this Article 4 for the design and construction of the base building elements, as set forth. in Landlord's proposal, of the Additional Building and any parking structures associated with the Additional Building, unless Tenant notifies Landlord in the Initial Additional Building Notice that Tenant also desires Landlord to design and construct the tenant improvements. Within thirty (30) days after Tenant's receipt of the Initial Terms, Tenant shall provide Landlord written comments on the Initial Terms. Within fifteen (15) days after Tenant's response to the Initial Terms, Landlord shall notify Tenant in writing of what further work will be necessary for Landlord to determine the Additional Building Base Rent (defined in Section 4(f)(ii) below), a final development and construction schedule (the "Schedule")
                                                                     --------
mid plans and detailed specifications (collectively, the "Specifications") for
                                                          --------------
the development and construction of the Additional Building, all of which shall be subject to Tenant's reasonable approval. At Tenant's request ("Tenant's
                                                                  --------
Request") made within fifteen (15) days after Landlord's notice, Landlord shall
-------
conduct in good faith and with due diligence, such further analysis and notify Tenant of the Additional Building Base Rent, the Schedule and the Specifications as soon as reasonably practicable after Tenant's Request. If, within fifteen
(15) days after receipt by Tenant of Landlord's revised Additional Building Base Rent, Tenant shall deliver to Landlord a written notice of its desire to have Landlord construct the Additional Building (the "Final Additional Building
                                                 -------------------------
Notice") then (a) Landlord arid Tenant shall enter into a lease for the
------
Additional Building (the "Additional Building Lease") at the Additional Building
                          -------------------------
Base Rent and (b) Landlord shall construct the Additional Building substantially in accordance with the Schedule and the Specifications. In the event that Tenant does not elect to proceed to construction of the Additional Building, notwithstanding anything to the contrary herein, Landlord and Tenant shall share. equally the. reasonable third party costs incurred. by Landlord in determining the Additional Building Base Rent, Schedule and Specifications incurred between the date Landlord receives the Tenant's Request and Landlord notifies Tenant of the Schedule, Specifications and Additional Building Base Rent. If Tenant does elect to have Landlord construct the Additional Building, then such costs shall be part of the Additional Building Costs. Landlord shall be responsible for all other costs associated with the design and construction of the base building elements of the. Additional Building provided that such costs shall be part of the Additional Building Costs if Tenant and Landlord proceed to construct such Additional Building.

         (d) Landlord and Tenant shall use good faith, diligent efforts to agree upon (i) the Specifications, Schedule and budget for the Additional Building and, thereafter, (ii) the Additional Building Lease. Landlord and Tenant acknowledge and agree that the Additional Building Lease shall contain the business terms set forth in. this Article 4 and otherwise shall be on the same terms and conditions as this Lease except. with such changes, if any, as are necessary to reflect that the Additional Building is a newly constructed building. If Landlord and Tenant are unable to agree upon the Schedule, Specifications and Additional Building Base Rent, by the date which is ninety
(90) days after the date Landlord provides Tenant the Initial Terms, Tenant may submit the disagreement for arbitration by so notifying Landlord ("Arbitration
                                                                   -----------
Notice"). Within ten (10) days after the Arbitration Notice, Landlord and Tenant
------
shall each appoint a real estate professional with at least ten (10) years experience in the development of office buildings as an arbitrator. Within ten
(10) days after their appointment, the two arbitrators shall appoint an independent real estate professional who is fair and unbiased as a third arbitrator. Thereafter the arbitrators shall have thirty (30) days to determine whether Landlord's proposal, including the Specifications, Schedule and Additional Building Base Rent, were reasonable and in good faith. In the event that the arbitrators determine that the Landlord did not act reasonably or in good faith, Landlord shall pay to Tenant, within thirty (30) days after the arbitrators' decision, One Million Dollars ($1,000,000). The arbitrators' decision shall be final and binding upon the parties and, thereafter. Landlord shall have no further obligation to build the. Additional Building and Tenant's right to require Landlord to build the Additional Building shall terminate.

         (e) Upon execution of the Additional Building Lease, Landlord agrees to use good faith, diligent efforts to obtain the building permit, the financing and the other approvals necessary to construct the Additional Building (the "Required Approvals"). Landlord agrees to commence construction of the
 ------------------
Additional Building within thirty (30) days after Landlord obtains the Required Approvals, subject to delays beyond Landlord's reasonable control. The date of delivery of possession of the space to be leased by Tenant in the Additional Building shall be agreed upon by Landlord and Tenant anti shall be in accordance with the Schedule.

         (f) The terms of the Additional Building Lease shall include the following:

              (i) The term of the Additional Building Lease shall be coterminous with the Term of this Lease, but in no event shall the Additional Building Lease term be less than ten (10) years, provided that if the remaining Term of this Lease is less than ten (10) years on the Additional Building Commencement Date, then the Term of this Lease shall be extended to expire on the date that is ten (10) years after the Additional Building Commencement Date. The commencement date. of the Additional Building Lease (the "Additional
                                                              ----------
Building Commencement Date") shall be (a) if Tenant is constructing -the tenant
--------------------------
improvements, the earlier of (1) the date which is sixty (60) days after the date oil which the base building is substantially complete as reasonably certified by Landlord and Tenant's architects or (2) the date of Tenant's occupancy of any portion of the Premises for Tenant's beneficial use or (b) if Landlord is constructing the tenant improvements, the earlier of (x) seven (7) days after Landlord provides Tenant copies of all required occupancy permit, and
(y) the date of Tenant's occupancy of any portion of the Premises for Tenant's beneficial use.

              (ii)  The annual rent for the Additional Building space shall be determined prior to the Final Additional Building Notice and %hall be based upon Landlord's estimated total design, development and construction costs of the Additional Building and any related parking structure or area (including a land value for the Additional Building equal to $19.00 per square, foot of FAR that is used to construct the Additional Building and reduces the developable FAR available to the Fair Lakes project), the costs of any site work or site alteration, or alterations to the Building or to the Fair Lakes South building necessary to accommodate the Additional Building (collectively, the "Additional
                                                                     ----------
Building Cost") using a percentage rate equal to 250 basis points over
-------------
Landlord's permanent financing debt service constant for the Additional Building (the "Rent Factor"). The annual base rent per square foot of Rentable Area for
      -----------
the Additional Building ("Additional Building Base Rent") shall be calculated as
                          -----------------------------
follows: Rent Factor multiplied by Additional Building Cost and then divided by the Rentable Area of the Additional Building. In addition to base rent, Tenant. shall pay one hundred percent (100%) of the Additional Building Operating Expenses and Real Estate Taxes for the Additional Building. A list of the types of costs that will be included within the Additional Building Cost is attached to this Lease Exhibit "H" and made a part hereof by this reference. The Rentable
              -----------
Area of the Additional Building shall be measured by Landlord's architect in accordance with the 1996 edition of the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association (ANS/BOMA z65.1-1996) ("BOMA Standard") within sixty (60) days after substantial
                        -------------
completion of the base building and such measurements shall be subject to Tenant's reasonable approval.

              (iii) Tenant must post with Landlord a security deposit (the "Additional Building Security Deposit") equal to one (1) year's Additional
 ------------------------------------
Building Base Rent on or before the later of the date on which the Additional Building Lease is fully executed and Landlord obtains a loan to finance the construction of the Additional Building. Provided the following conditions have been satisfied, Tenant shall have the right to post a letter of credit as the Additional Building Security Deposit. The letter of credit shall (i) be issued by a federally insured bank having an office in the Washington, D.C. metropolitan area which is reasonably acceptable to Landlord; (ii) be irrevocable; (iii) authorize the Landlord to draw by its sight draft accompanied by a certificate by Landlord (or its representative) that Landlord is entitled to draw upon the same. pursuant t o provisions of this Lease and (iv) and shall contain an "evergreen" provision which provides that the letter of credit will be automatically renewed on an annual basis unless the issuer delivers forty-five (45) days prior written notice of cancellation to Landlord and Tenant, such that the Letter of Credit remains in effect until the Additional Building Commencement Date. At least thirty (30) days prior to the cancellation or expiration of the letter of credit, Tenant shall deliver to Landlord one of the following, (i) cash in an amount equal to the Additional Building Security Deposit, (ii) an amendment to the letter of credit extending the expiry date for an additional year or (iii) a new letter of credit having an expiry date of at least one year from the date of expiration of the existing letter of credit. Should Tenant deliver either a new letter of credit or cash in lieu of the letter of credit, then, Landlord will return the letter of credit to Tenant. The failure of Tenant to deliver to Landlord an extension of the letter of credit, a new letter of credit or cash in lieu of the letter of credit, at least thirty (30) days prior to the expiration of the date of the letter of credit Landlord is holding as an Additional Building Security Deposit shall entitle Landlord to draw upon the letter of credit and hold such proceeds pursuant to the terms of the Additional Building Lease.

              (iv)  Landlord shall provide a leasehold improvement allowance to Tenant not to exceed $35.00 per square foot of Rentable A re in the Additional Building for the construction of leasehold improvements to the Additional Building (the "Additional Building Tenant Allowance"). The Additional
                          ------------------------------------
Building Tenant Allowance shall be included as part of the Additional Building Cost used to calculate the Additional Building Base Rent. If Tenant constructs the leasehold improvements for the Additional Building it shall do so in accordance with terms for completing the leasehold improvements for the Building set forth in Exhibit "B" hereto. Further, if Tenant constructs the leasehold
             -----------
improvements then Landlord shall disburse the Additional Building Tenant Allowance ass follows: Tenant shall one time per month provide Landlord a draw request. If such request is submitted to Landlord by the 20/th/ day of the. calendar month along with applicable invoices, Tenants architect's certification that such work has been completed and partial lien waivers from the applicable subcontractor, then Landlord shall pay to Tenant by the 20/th/ day of the following, calendar month an amount equal to (x) the invoiced amount multiplied by (y) a fraction the numerator of which shall be $35.00 and the denominator of which shall be an amount equal to the total estimated cost of the leasehold improvements per square, foot of Rentable Area as determined in accordance with the construction contract for the leasehold improvements (the "Allowance
                                                               ---------
Fraction") until the entire Additional Building Tenant Allowance has been.
--------
disbursed by Landlord. If Landlord constructs the leasehold improvements for the Additional Building, Landlord and Tenant shall negotiate a construction management fee for Landlord.

         If Landlord constructs the. leasehold improvements, then (A.) Landlord shall disburse monthly from the Additional Building Tenant Allowance an amount equal to the (x) invoices for such month multiplied by (y) the Allowance Fraction. until the entire Additional Building Tenant Allowance has been disbursed and (B) Tenant shall pay the remainder of such monthly invoices for construction of the leasehold improvements by such date as is necessary for Landlord to pay the contractor provided, however, that Tenant shall have at least ten (10) days after receipt of applicable invoices and Landlord's architect's certification that the applicable work has been completed to pay any amounts due pursuant to such invoices. Tenant shall be responsible for any costs of the design and construction n of the leasehold improvements that exceed the Additional Building Tenant Allowance.

         (g) Provided Tenant has not been in material monetary or non-monetary Default more than three (3) times in any twelve (12) month period, Landlord agrees that during the initial or Renewal Term it shall not construct the Additional Building or any other building on the Land without the prior written approval of Tenant which approval shall not be unreasonably withheld, conditioned or delayed.

         (h) Notwithstanding anything to the contrary herein, by notice to Tenant by April 1, 2001, Landlord shall have the right to terminate Tenant's right to elect to have Landlord construct the Additional Building pursuant to this Article 4. Provided Landlord so notifies Tenant and pays to Tenant Two Hundred and Fifty Thousand Dollars and 00/100 ($250,000) at the same time that it sends Tenant such notice of termination, Landlord's obligation to build the Additional Building shall be null and void.

                                    ARTICLE 5
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 6
                                 MUST TAKE SPACE

         (a)  As of April 1, 1999 (the "Additional Fourth Floor Space Rent
                                        ----------------------------------
Commencement Date"), the Premises shall be increased by 20,647 square feet of
-----------------
Rentable Area on the fourth (4/th/) floor of the Building as more particularly shown on Exhibit "A" attached to this Lease and made a part hereof by this
         -----------
reference (the "Additional Fourth Floor Space"). Landlord and Tenant acknowledge
                -----------------------------
that Tenant is in possession of the Additional Fourth Floor Space under a sublease with St. Paul Fire & Marine Insurance Co., which sublease expires on March 31, 1999. Tenant shall commence paying Rent for the Additional Fourth Floor Space as of April 1, 1999.

         (b) The Premises shall be increased by 22,956 square feet of Rentable Area comprising the entire fifth (5/th/) floor of the Building as more particularly shown on Exhibit "A" attached to this Lease and made a part hereof
                      -----------
by this reference (the "Fifth Floor Space") on the later of (i) April 1, 1999 or
                        -----------------
(ii) the date on which Landlord delivers to Tenant the Fifth Floor Space in broom swept condition; provided, however, that Landlord acknowledges that it shall use commercially reasonable efforts to obtain possession of the Fifth Floor Space no later than March 31, 1999. Tenant shall commence paying Rent on the Fifth Floor Space on the date which is thirty (30) days after such space is added to the Premises under this Lease (the "Fifth Floor Rent Commencement
                                             -----------------------------
Date").
----

         (c) On April 1, 1999, Landlord shall deliver to Tenant in broom swept condition, and the Premises accordingly shall be increased by, 12,618 square feet of Rentable Area on the basement floor of the Building (the "Basement
                                                                  --------
Space"), as more particularly shown on Exhibit "A" attached to this Lease.
-----                                  -----------
Tenant shall commence paying Rent on the Basement Space as of July 1, 1999 (the "Basement Space Rent Commencement Date"); provided, however, that if the
 -------------------------------------
Basement Space is delivered to Tenant after April 1, 1999, the Basement Space Rent Commencement Date shall be extended one day for each day of delay in the delivery of the Basement Space.

         (d) Tenant also shall be obligated to lease hereunder, and the Premises shall be increased by, any other space in the Building that becomes available (the "Additional Space") and Landlord shall use all reasonable efforts
                ----------------
to make such Additional Space available for Tenant. The Additional Space consists of:

              (i) Approximately 1,014 square feet of Rentable Area on the fourth (4th) floor ("Suite 440");
                     ---------

              (ii) Approximately 893 square feet of Rentable Area on the basement floor (the "Datatel Space");
                     -------------

              (iii) Approximately 1,112 square feet of Rentable Area on the basement floor (the "Engineer's Space"); and
                     ----------------

              (iv) Approximately 1,996 square feet of Rentable Area on the basement floor (the "Deli Space").
                     ----------

         The Premises shall be increased by such Additional Space (or a portion thereof) on the date on which Landlord delivers possession of such space to Tenant. Tenant shall be obligated to commence paying Rent with respect to the Additional Space on the dated that is thirty (30) days after the date on which Landlord delivers such space (or portion thereof) to Tenant in a broom swept condition; provided, however, that the Deli Space shall be delivered to Tenant in shell condition. Notwithstanding anything to the contrary herein, the Deli Space shall be delivered with all currently installed above ceiling work and light fixtures in place; provided. however, that any specialty items associated with restaurant use shall have been removed by Landlord. The Additional Fourth Floor Space, the Fifth Floor Space, the Additional Space and the Basement Space shall be collectively referred to as the "Must Take Space". For any and all Must
                                          ---------------
Take Space for which the Rent Commencement Date is prior to January 1, 2002, the Base Rent shall be as set forth on Exhibit "F". For any, such space for which
                                   -----------
the Rent Commencement Date is January 1, 2002 or thereafter, the Base Rent shall be the Base Rent per square foot of Rentable Area applicable to the rest of the Premises.

         (e) Except as provided in the previous paragraph, Landlord shall deliver possession of the Must Take Space to Tenant in its "as is" condition other than broom sweeping such space and Landlord shall not be obligated to make any improvements whatsoever to the Must Take Space as a condition to the lease of such space by Tenant. When Tenant takes possession of any portion of the Must Take Space, Landlord and Tenant shall execute an amendment to this Lease to reflect the increase in size of the Premises and the increase in Tenant's Proportionate Share.

                                    ARTICLE 7
                        RIGHT OF FIRST OFFER TO PURCHASE

         Provided that Tenant is not in material monetary or non-monetary Default under this Lease at the applicable time, Tenant, shall have a non assignable and non transferable right of first offer to purchase the Building and/or the Additional Building Land if the Additional Building has not already been constructed.

              (a) If at any time during the Term, Landlord shall receive a bona-fide offer, other than at public auction, from an. unrelated third party, that is not exercising the power of eminent domain, ("Third Party") for the
                                                      -----------
purchase of the Building and/or the Additional Building Land, Which Landlord desires to accept, Landlord shall send a written notice (the "Third Party
                                                              -----------
Purchase Notice") to Tenant of such proposal including all of the business
---------------
terms of such proposal. Tenant may elect to purchase the Additional Building Land or the Building upon the terms set forth in the Third Party Purchase Notice, by giving written notice to Landlord of its election not more than thirty (30) days after receipt by Tenant of the Third Party Purchase Notice. In the event that Tenant elects in writing, or is deemed to have elected by failing to respond within said thirty (30) day period, not to purchase the Building or the Additional Building Land, Landlord may proceed to sell the Building or the Additional Building Land to a third party in accordance with the Third Party Purchase Notice. In the event that Landlord and the third party make, any material changes to the terms of the sale from the Third Party Purchase Notice including reducing the purchase price by five percent (5%) or more than that set forth in the Third Party Purchase Notice or extending the closing date scheduled for the sale by more than thirty (30) days after the date for such closing, pursuant to the Third Party Purchase Notice, Landlord shall again offer the Building or the Additional Building Land, as applicable, to Tenant in accordance with this Section 7(a) on the terms on which the third party had agreed to purchase the Building and/or Additional Building Land; provided, however, Tenant may elect to purchase the Building or the Additional Building Land only by providing notice to Landlord in writing within fifteen (15) days after Landlord's notice of the availability of the Building and/or the Additional Building Land on the revised terms and conditions agreed to between Landlord and the Third Party.

              (b)  If at any time during the Term, Landlord shall prepare a sale proposal pertaining to the Building or the Additional Building Land that Landlord is prepared to offer as a sale proposal ("Sale Proposal") to an
                                                   -------------
unrelated third party, Landlord shall send to Tenant a written notice (the "Purchase Option Notice") which shall include the Sale Proposal. In the event
 ----------------------
that Tenant does not elect by written notice to purchase the Building or the Additional Building Land in accordance with the terms set forth in the Purchase Option Notice within sixty (60) days after receipt of said notice, Landlord may offer the Building and/or the Additional Building Land, as applicable, to third parties in accordance with the Sale Proposal. In the event that prior to the execution of a bona fide purchase contract Landlord and the Third Party make any material changes to. the terms of the sale from the Purchase Option Notice including reducing the purchase price by five percent (5%) or more than that set forth in the Purchase Option Notice or extending the closing date scheduled for the sale by more than thirty (30) days after the date for such closing pursuant to the Purchase Option Notice, then Landlord shall notify Tenant in writing ("Second Notice") of the terms of said agreement with the Third Party, and
  -------------
Tenant shall have five (5) Business Days from receipt of said Second Notice to notify Landlord that Tenant elects to purchase the Building and/or the Additional Building Land on the terms on which the Third Party had agreed to purchase the Building, and/or the Additional Building Land. In the event that Tenant does not respond to the Purchase Option Notice within the sixty (60) day period or to the Second Notice within the five (5) Business Day period set forth. above, Tenant shall be deemed to have elected not to purchase the Building or the Additional Building Land, as applicable.

Notwithstanding anything to the contrary herein, in the event that Tenant elects to purchase the Building or the Additional Building Land in accordance with this subsection (b), Tenant shall have thirty (30) days less than the time provided for in the Sale Proposal (as may have been modified if Tenant makes such election after the Second Notice) for any due diligence period but, in all events, Tenant shall be provided at least a thirty (30) day study period after Tenant's election to purchase.

              (c) The right of first offer described in Section 7(a) shall be inapplicable to a transfer, by way of sale, gift, or devise, including a trust, to or for a party affiliated to Landlord, or to any transfer from one such related party, to another, but shall apply to any such transfer to an unrelated third person. For purposes of this Article 7, "affiliated" shall mean in control
                                   ---------
of, controlled by or under common control with Landlord or one of the general or limited partners of Landlord.

                                    ARTICLE 8
                            [INTENTIONALLY OMITTED].

                                    ARTICLE 9
                            GENERAL LEASE PROVISIONS

         As set forth in Section 1.01, this Lease includes and incorporates the
                         ------------
General Lease Provisions attached hereto as Exhibit "C". As more fully set forth
                                            -----------
in the General Lease Provisions, this Lease sets forth the entire agreement between Landlord and Tenant relating to the Premises and the Building. The parts of this Lease which are written, printed, or typewritten shall have no greater force or effect than and shall not control over other parts of the Lease, but all parts, shall be given equal effect.









                        [Signatures follow on next page.]

         WITNESS the following signatures and seals of Landlord and Tenant made as of the date first above written.

                                    LANDLORD:
                                    --------

                                    FAIR LAKES NORTH AND SOUTH L.P.
                                    a Virginia limited partnership


                                    By:    Fair Lakes North & South, Inc,
                                           a Virginia corporation
                                           its sole general partner


                                    By:/s/ James W. Todd
                                       -----------------------------------------
                                    Name:  James W. Todd
                                           -------------------------------------
                                    Its:   PRESIDENT
                                           -------------------------------------





                                    TENANT:
                                    ------

                                    SRA INTERNATIONAL, INC.
                                    a Delaware corporation

                                    By:/s/ Edward E. Legasey
                                       -----------------------------------------
                                    Name:  Edward E. Legasey
                                           -------------------------------------
                                    Its:   Chief Operating Officer
                                           -------------------------------------

                                    EXHIBIT A


                     Floor Plans and Floor Area Calculations



         Exhibit A to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit A upon the request of the Securities and Exchange Commission.

                                    EXHIBIT B


                             Leasehold Improvements



         Exhibit B to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit B upon the request of the Securities and Exchange Commission.

                              EXHIBIT "C" TO LEASE

                                     Between

                         FAIR LAKES NORTH AND SOUTH L.P.
                                  ("Landlord")
                                    --------

                                       and

                             SRA INTERNATIONAL, INC.
                                   ("Tenant")
                                     ------

                            General Lease Provisions
                                Table of Contents
                                -----------------

PART 1 - DELIVERY OF THE PREMISES TO TENANT; RENTABLE AREA ................. 15
     Section 1.01.  Commencement Date ...................................... 15
     Section 1.02.  Delivery of the Premises to Tenant ..................... 15
     Section 1.03.  Rentable Area .......................................... 15

PART 2 - ACCEPTANCE OF THE PREMISES AND BUILDING BY TENANT ................. 15

PART 3 - BASE RENT ......................................................... 15
     Section 3.01.  Base Rent .............................................. 15
     Section 3.02.  Intentionally Omitted .................................. 15
     Section 3.03.  Payment ................................................ 16
     Section 3.04  Acceptance of Rent ...................................... 16
     Section 3.05.  Survival of Rent Obligation ............................ 16
     Section 3.06  Late Payment Fee ........................................ 16
     Section 3.07  Interest on Past Due Rent ............................... 16

PART 4 - ADDITIONAL RENT ................................................... 16
     Section 4.01.  Operating Expenses ..................................... 16
     Section 4.02  Real Estate Taxes ....................................... 21
     Section 4.03  Parking ................................................. 22
     Section 4.04  Additional Rent Defined ................................. 22
     Section 4.05.  Rent Defined ........................................... 22
     Section 4.06.  Tenant's Audit Right ................................... 22

PART 5 - SERVICES BY LANDLORD .............................................. 23

PART 6 - UTILITIES ......................................................... 23
     Section 6.01.  Computerized Energy Management System .................. 23
     Section 6.02.  Water, Heating, Ventilating and Air Conditioning ....... 23
     Section 6.03.  Electricity ............................................ 24

PART 7 - USE ............................................................... 25

PART 8 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS ..................... 25
     Section 8.01.  Compliance with Laws ................................... 25
     Section 8.02.  Observance of Building's Rules and Regulations ......... 25
     Section 8.03.  Hazardous Materials .................................... 26

PART 9 - ALTERATIONS ....................................................... 27
     Section 9.01.  Approval of Landlord ................................... 27
     Section 9.02.  Ownership of Improvements to Premises .................. 27

PART 10 - LIENS ............................................................ 28

PART 11 - REPAIRS .........................................................  28
     Section 11.01.  Tenant's Obligations .................................  28
     Section 11.02.  Landlord's Obligations ...............................  28

PART 12 - INSURANCE .......................................................  28
     Section 12.01.  Tenant's Insurance ...................................  28
     Section 12.02.  Insurance Rating .....................................  29
     Section 12.03.  Waiver of Subrogation ................................  29
     Section 12.04.  Landlord Insurance ...................................  30

PART 13 - DAMAGE BY FIRE OR OTHER CASUALTY ................................  30
     Section 13.01.  Damage to Premises ...................................  30
     Section 13.02.  Damage to Building ...................................  30
     Section 13.03.  Partial Damage .......................................  31
     Section 13.04.  Damage During Last Year of Term ......................  31
     Section 13.05.  No Landlord Liability ................................  31
     Section 13.06.  Apportionment of Rent ................................  31

PART 14 - CONDEMNATION ....................................................  32
     Section 14.01.  Entire Building ......................................  32
     Section 14.02.  Portion of Building ..................................  32
     Section 14.03.  Portion of Premises ..................................  32
     Section 14.04.  Termination of Lease .................................  32
     Section 14.05.  Landlord's Right to Award ............................  32

PART 15 - ASSIGNMENT AND SUBLETTING .......................................  33
     Section 15.01.  Rights of Tenants ....................................  33
     Section 15.02.  Affiliate Transfer ...................................  34
     Section 15.03.  Required Provision in Sublease .......................  34
     Section 15.04.  Rights of Landlord ...................................  35

PART 16 - INDEMNIFICATION .................................................  35

PART 17 - SURRENDER OF THE PREMISES .......................................  36
     Section 17.01.  Condition of Premises ................................  36
     Section 17.02.  Tenant Holdover ......................................  36

PART 18 - ESTOPPEL CERTIFICATES ...........................................  36

PART 19 - SUBORDINATION AND ATTORNMENT ....................................  37
     Section 19.01.  Existing Financings ..................................  37
     Section 19.02.  Future Financings ....................................  37
     Section 19.03.  Attornment ...........................................  37

PART 20 - QUIET ENJOYMENT .................................................  37

PART 21 - SIGNS AND FURNISHINGS ...........................................  38
     Section 21.01.  Signs and Advertisements .............................  38
     Section 21.02.  Furnishings ..........................................  38

PART 22 - DEFAULTS AND REMEDIES ...........................................  39
     Section 22.01.  Events of Default ....................................  39
     Section 22.02.  Remedies .............................................  39
     Section 22.03.  Remedies Cumulative ..................................  40
     Section 22.04.  No Acceptance or Surrender ...........................  40
     Section 22.05.  Customs and Practices ................................  40
     Section 22.06.  Payment of Tenant's Obligations by
                     Landlord .............................................  40
     Section 22.07.  Default by Landlord ..................................  40

PART 23 - INTENTIONALLY OMITTED ...........................................  41

PART 24 - INTENTIONALLY OMITTED ...........................................  41

PART 25 - ATTORNEYS FEES AND LEGAL EXPENSES ................................ 41

PART 26 - NOTICES .......................................................... 41

PART 27 - MISCELLANEOUS .................................................... 41
      Section 27.01.  No Partnership ....................................... 41
      Section 27.02.  Brokers .............................................. 41
      Section 27.03.  Severability ......................................... 41
      Section 27.04.  Trial by Jury ........................................ 42
      Section 27.05.  Force Majeure ........................................ 42
      Section 27.06.  Captions ............................................. 42
      Section 27.07.  Benefit and Burden ................................... 42
      Section 27.08.  No Representations by Landlord ....................... 42
      Section 27.09.  Entire Agreement ..................................... 42
      Section 27.10.  No Offer ............................................. 42
      Section 27.11.  Authority ............................................ 43
      Section 27.12.  Changes Requested by Lender .......................... 44
      Section 27.13.  Governing Law and Construction ....................... 44
      Section 27.14.  Landlord's Liability ................................. 44
      Section 27.15.  Use of Name of Building .............................. 44
      Section 27.16.  Changes by Landlord .................................. 44
      Section 27.17.  Time of Essence ...................................... 45
      Section 27.18.  Year 2000 ............................................ 45
      Section 27.19.  Satellite Dish ....................................... 45

           PART 1 - DELIVERY OF THE PREMISES TO TENANT; RENTABLE AREA

         Section 1.01.  Commencement Date.
                        -----------------

         The Commencement Date shall be January 1, 1999.

         Section 1.02.  Delivery of the Premises to Tenant.
                        ----------------------------------

         Landlord and Tenant acknowledge that as of the Effective Date Tenant is in possession of the Premises. As a result, Landlord has no obligation to deliver possession of the Promises to Tenant on the Commencement Date. Any Leasehold Improvements to be made to the Premises shall be constructed after the Commencement Date and Tenant shall continue to pay Rent during the construction of any Leasehold Improvements except as otherwise provided in Exhibit C.
                                                              ---------

         Section 1.03.  RENTABLE AREA.
                        -------------

         The term "Rentable Area of the Premises" is as stated in the Basic
                   -----------------------------
Lease Information. If the Rentable Area of the premises changes pursuant to
Article 6 or otherwise, then Tenant's Proportionate Share shall be adjusted effective as of the date of any such change.

           PART 2 - ACCEPTANCE OF THE PREMISES AND BUILDING BY TENANT

         Tenant acknowledges that it currently is in possession of the Premises and accepts the Premises in its "as is" and "where is" condition.

         Taking possession of the Must Take Space and the Additional Space by Tenant shall be conclusive evidence that Tenant: (i) accepts the Must Take Space and the Additional Space as suitable for the purposes for which they are leased; and (ii) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition except for latent defects therein of which Tenant shall have one (1) year from the date of delivery of such space to notify Landlord.

                               PART 3 - BASE RENT

         Section 3.01.  Base Rent.
                        ---------

         The term "Base Year" shall mean the twelve month period commencing on January 1, 1999 and ending on December 31, 1999. The term "Subsequent Year" shall mean each twelve month period following the Base Year. The term "Index" shall mean the CPI (as defined in Section 6.02) The term "Base Index" shall mean the average Index for 1998. If the Index is discontinued during the Term, with no successor or comparable successor Index, Landlord shall have the right, with Tenants reasonable approval, to reasonably select and substitute another similar index. The term "Comparison Month." shall mean the calendar month which is two months prior to the first month of each Subsequent Year in question.

         On the first day of each Subsequent Year, the Base Rent per square foot of Rentable Area of the Premises shall be increased to in amount equal to the Base Rent per square foot of Rentable Area of the Premises for the Base Year ($13.15), plus an amount equal to the product of 1.3 times the percentage increase in the Index for the Comparison Month as compared to the Base Index, multiplied by the Base Rent per square foot of Rentable Area of the Premises for the Base Year ($13.15); provided, however, in no event shall the Base Rent per square foot of Rentable Area of the Premises for a Subsequent Year be less than the Base Rent per square foot of Rentable Area of the Premises applicable to the prior year and in no event shall the Base Rent per square foot of Rentable Area of the Premises for the Subsequent Year be greater than the amounts shown in Exhibit "F".
-----------

         In addition, Tenant shall pay, as Additional Rent, in. connection with the brokerage commission to be paid by Landlord to Julien J. Studley (the "Studley Commission") the amounts set forth on Exhibit "F1" attached hereto and
 ------------------                            ------------
made a part hereof by this reference.

         Section 3.02.  Intentionally Omitted.
                        ---------------------

         Section 3.03.  Payment.
                        -------

         All Base Rent and Additional Rent (as hereinafter defined) shall be paid to Landlord by Tenant when due, without deduction or offset, except as provided herein, in lawful money of the United States, at Landlord's address for Notice or such other place as Landlord may from time to time designate in writing.

         Section 3.04.  Acceptance of Rent.
                        ------------------

         If Landlord shall direct Tenant to pay Base Rent and/or Additional R.ent to a lockbox or other depository whereby checks issued in payment of Base Rent and/or Additional Rent (or both or all, as the case may be) are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease:
(i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long, as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

         Section 3.05.  Survival of Rent Obligation.
                        ---------------------------

         The obligation of Tenant with respect to the payment of past due Base Rent and Additional Rent shall survive the termination of this Lease.

         Section 3.06.  Late Payment Fee.
                        ----------------

         In the event any installment of Rent due hereunder is not paid within five (5) calendar days after notice from Landlord to Tenant that it has not been paid when due, then Tenant shall also pay, to Landlord as Additional Rent a late payment fee equal to (i) two and a half percent (2.5%) of such delinquent installment. of Rent for the first delinquency in any twelve (12) month period or (ii) five percent (5%) of such delinquent installment of Rent or any component thereof for each delinquency thereafter in any twelve (12) month period.

         Section 3.07.  Interest on Past Due Rent.
                        -------------------------

         All installments of Rent unpaid five (5) days after notice from Landlord to Tenant of such delinquency shall bear interest until paid fit. a rate per annum equal to two percent (2%) above the prime rate of interest from time to time publicly announced by NationsBank, N.A., or any successor thereof (the "Default Rate"); provided, however, that if at the time such interest is
      ------------
sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the Commonwealth of Virginia, the rate of interest shall be the maximum rate of interest then permitted by applicable law.

                            PART 4 - ADDITIONAL RENT

         Section 4.01.  Operating Expenses.
                        ------------------

         (a) Throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the Premises, Tenant's Proportionate Share of the Operating Expenses (as defined in Section 4.01 (b) hereof) of the Building. Such
                                  ----------------
payments shall be made as follows:

              (1) Prior to the Commencement Date and on the first day of January of each year during the Tenn. or as soon thereafter as is practicable, Landlord Shall furnish Tenant with Landlord's estimate of the Operating Expenses for the forthcoming year, On the first day of each month during such year, Tenant shall pay one-twelfth (1/12/th/) of Tenants Proportionate Share of the estimated Operating Expenses for such year. If for any reason Landlord has not provided Tenant with Landlord's Operating Expenses estimate on or before the first day of January of any year during the Term (or by the Commencement Date, as the case may be), then., until the first day of the calendar month following the month in which Tenant is given Landlords estimate of Operating Expenses, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this Section 4.01 for the month of
                                             ------------
December of the preceding year.

              (2)  On the first day of March of each year during the Term, or as soon thereafter as reasonably practical but in no event later than the first day of June of each year, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for the preceding year (the "Operating Expense
                                                       -----------------
Statement") audited by Beers & Cutler or another reputable firm that has at
---------
least 10 years experience with audits for office buildings and is reasonably approved by Tenant within ten (10) days after Landlord notifies Tenant which auditor Landlord intends to employ for such audit ("Auditor"). Within thirty
                                                    -------
(30) days after the delivery of the Operating Expense Statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Operating Expenses exceeds the amount, if arty, which Tenant has paid toward the estimated Operating Expenses pursuant to
Section 4.01(a)(1) above. If Tenant's Proportionate Share of the actual
------------------
Operating Expenses is less than the amount Tenant has paid toward the estimated Operating Expenses pursuant to Section 4.01(a)(1) above, Landlord shall apply
                               ------------------
such amount to the next accruing installments of Rent due hereunder or, in the event that the Term has expired or been earlier terminated Landlord shall reimburse Tenant for the overpayment within 30 days after delivery of the statement. The foregoing notwithstanding, Landlord shall have the right from time to time during any year, but not more frequently than twice in any calendar year, to notify Tenant in writing of any change in Landlord's estimate. of Operating Expenses for the then current year, in which event Tenant's Proportionate Share of Operating Expenses, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month following Landlord's giving of such notice. The effect of this Section 4.01(a) is that Tenant will pay during
                                ---------------
each year during the Term Tenant's Proportionate Share of actual Operating Expenses. Tenant's and Landlord's obligations hereunder shall survive expiration or earlier termination of this Lease.

              (3) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Expenses for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Operating Expenses for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year filling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year ). The provisions of this Section 4.01 shall survive the Expiration Date or any sooner
                   ------------
termination provided for in this Lease.

         (b)  As used in this Lease, "Operating Expenses" means all expenses,
                                      ------------------
costs, and disbursements of every kind which Landlord incurs, pays or becomes obligated to pay in connection with the operation, repair, and maintenance of the Building and the Land (provided that Landlord shall allocate between the Building and Fair Lakes South expenses associated with the maintenance of the Land based on the square footage of each building), which costs shall include all expenditures by Landlord to maintain all facilities in operation at the beginning of the Term and such additional facilities installed in subsequent years as Landlord reasonably may consider necessary or beneficial for the operation. of the Building. All Operating Expenses shall be determined according to generally accepted accounting principles (which shall be consistently applied) and shall include. but are not limited to, the following:

              (1) Wages, salaries and fees of all personnel at or below the level of Director of Property Management (and exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Building, including taxes, insurance, and benefits relating thereto including any employees whose services are provided to the Building and other buildings owned by Landlord provided that the costs of such employees' services are allocated to the Building by Landlord on a fair and equitable basis;

              (2) All supplies and materials and administrative costs required for the operation, repair, security, and maintenance of the Building and the Land;

              (3) Cost of all maintenance and service agreements for the Building and the Land mid the equipment therein, including, without limitation, alarm service, water treatment services, janitorial services, security systems service, window cleaning, service on electrical and mechanical components, trash removal, elevator maintenance, extermination service, plumbing service, grounds keeping, and landscaping;

              (4) Cost of all insurance (including deductible payments) relating to the Building for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including, without limitation, the cost of property, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith, and the cost of business interruption or rental insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to such perils as are, commonly insured against by prudent landlords or required by Landlord's lender;

              (5) Cost of repairs and maintenance (excluding repairs and maintenance paid by proceeds of insurance or by Tenant or other third parties, but including the deductible payments actually made under policies maintained by Landlord) of the Building and. the Land;

              (6) All utility costs of the Building (exclusive, however, of such special utility services as described in Part 6 of the General Lease
                                              ------
Provision, the costs of which special utility services shall be payable as therein provided), including, without limitation, (i) water, power, fuel, heating, lighting, air conditioning, ventilating, and (ii) telecommunications, cable television and fiber optics (if Landlord is required to provide such services) except such utilities or services paid directly by any tenant;

              (7) The annual amortization of the cost of installation of items of a capital nature. (a) which are installed to reduce operating costs for the general benefit of the Building's tenants (provided that the amount included in Operating Expenses shall not exceed the amount of actual savings from such improvement in the same year) or (b) which are required to be installed by any governmental authority or for replacement of any existing equipment, machinery or essential component of the Building that has become necessary to replace because it cannot be repaired without incurring excessive repair costs (provided the amount included in Operating Expenses, pursuant to this clause (b) shall not exceed. $30,000 in any year). Notwithstanding anything to the contrary herein, the cost of replacing the roof on the Building shall never be included in Operating Expenses. All such costs, including interest costs, shall be amortized over the reasonable life of the capital investment items, with tile reasonable life mid amortization schedule being determined by Landlord according to generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building; provided, however, (a) that if the useful life of the improvement is five years or less the amortization shall include in imputed interest rate of ten percent (10%) and if it is greater than five years, the amortization shall include an imputed interest rate of nine percent (9%) and
(b) capital improvement items that cost less than $5,000 shall be amortized fully in the year in which such cost is incurred. Notwithstanding anything to the contrary herein, Landlord shall use its reasonable judgment as to items in our around the Building that need to be replaced rather than repaired and shall not decide to repair rather than replace an item based on whether the replacement costs will be included in Operating Expenses.

              (8) Landlord's central accounting costs and the reasonable cost of an annual audit relating to the operation of the Building;

              (9) A management fee to the manager of the Building which shall be no greater than 3% of gross rents;

              (10) Reasonable building office rent or rental value and administrative costs relative to the operation of any central Building management office whether in the Building or in another building within the planned mixed use development known as Fair Lakes (and hereinafter called the same), and

              (11) The Fair Lakes League Assessment.

         (c) Notwithstanding any other provision of this Lease, Operating Expenses (as defined in Section 4.01(b) above), shall not include, and Landlord
                        ---------------
shall be solely liable for, the following expenses:

              (1) Costs of capital improvements (other than those permitted by Section 4.01(b)(7) above) determined in accordance with generally accepted accounting principles;

              (2) Repairs or other work occasioned by insured casualty or by the exercise of eminent domain, to the extent Landlord is reimbursed by warranties, service contracts or insurance maintained by Landlord or Tenant hereof or by the condemning authority (excluding deductibles);

              (3) Leasing commissions, attorneys' fees, cost and disbursements and other expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

              (4) Costs incurred in improving, decorating, building-out, painting or redecorating space for other tenants of the Building;

              (5) Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant of the Building;

              (6) Costs incurred due to violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space in the Building or the negligence of Landlord, its agents, contractors and employees;

              (7) Interest, points, fees principal or debt or amortization payments on any mortgage or mortgages;

              (8)  Payments of rent by Landlord to any ground lessor;

              (9) Landlord's general overhead, and administrative and accounting expenses that are not reasonably and properly directly allocable to the operation of the Building;

              (10) Advertising expenditures with respect to the Building;

              (11) Any costs, fines or penalties incurred due to violations of any intentional nature by Landlord of any governmental rule or authority;

              (12) Wages, salaries or other compensation paid to (i) any executive employees above the grade of Director of Property Management and
(ii) employees whose services are provided to the Building and other buildings owned by Landlord except for a proportionate share of the costs of such employees services allocated to the Building by Landlord on a fair and equitable basis.

              (13) Any cost or expense whatsoever arising from or related to any clean-up of any hazardous or toxic materials, or ,any governmental penalty of fines associated therewith, excepting, however, any such cost or expense resulting from the negligent or intentional acts of Tenant. The term "hazardous or toxic materials" as used in this Lease shall mean those materials identified in The Comprehensive Environmental Response. Compensation and Liability Act of 1980 of the United States Code and by the laws of the Commonwealth of Virginia, as such sections may be amended from time to time;

              (14) The cost of excessive use of Building utilities (such as HVAC) by other tenants of the Building, and/or utility service by other tenants outside normal Building hours or utilities paid directly by Tenant or other tenants;

              (15) Costs incurred in connection with the sale, financing, refinancing, mortgaging or change of ownership of the Building or the Project, including without limitation, brokerage commissions, attorneys and accountants fees, closing costs, title insurance premiums, transfer taxes and interest charges;

              (16) Any and all loss, claim, damage, award, deductibles paid under any insurance policies or other amount paid or payable by Landlord (including all attorneys' fees, court costs and other costs incurred in connection therewith) as a result or arising out of any act of negligence, breach of contract or willful misconduct by the Landlord or its agents, employees or contractors to the. extent not covered by insurance;

              (17) Bad debt losses, rent losses or reserves for such losses;


              (18) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment;

              (19) Costs incurred in operating concessions such as (but not limited to) newspaper or cigarette stands;

              (20) Costs for which Landlord is reimbursed, or would be but for Landlord's actions, by its insurance carrier, any tenant's carrier, any tenant. any warrantor or any, other third party;

              (21) Costs associated with the operation of the business of the person or entity that constitutes Landlord, as distinguished from the costs of operation of the Building, including, without limitation, accounting and legal matters, costs of defending any lawsuits with any prospective or actual purchaser, ground lessor or mortgagee, costs, of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, and outside fees paid in connection with disputes with other tenants;

              (22) Fees for services rendered by an affiliate of Landlord to the extent such fees exceed the market rate payable for comparable services if rendered by unrelated third parties of comparable quality, except as pre-approved by Tenant in its sole discretion;

              (23) Taxes other than Real Estate Taxes described in Section. 4.02 and other than sales and use taxes on items the cost of which is properly included in Operating Expenses;

              (24) Costs of small tools and equipment in excess of $3,000 in the aggregate per annum used in the operation, repair and maintenance of the Building;

              (25) Rental for items (except when needed in connection with normal repairs and maintenance of permanent systems typically rented for such purposes), which, if purchased rather than rented, should be treated as a capital improvement under normal accounting rules and would not be included in Operating Expenses pursuant to Section 4.01(b)(7);

              (26) Marketing costs including leasing commissions, space planners' fees, attorneys' fees, advertising expenses, expenses incurred in connection with the negotiation and preparation of proposals, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

              (27) Costs of acquiring any sculpture paintings or other artwork unless approved by Tenant;

              (28) Charitable and political contributions, and promotional expenditures, including costs of staging special events unless approved by Tenant; and

              (29) Any other cost or expense which would not be considered an operating expense under generally accepted accounting principles consistently applied except as specifically provided for herein.

         In addition to the foregoing, Operating, Expenses shall be reduced by the Building's pro rata share of all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building and the Land on which it is located. In the event there is a conflict between the Operating Expenses identified in Section 4.01(b) and the exclusions set forth in this Section 4.01(c), the exclusions shall prevail.

         Section 4.02.  Real Estate Taxes.
                        -----------------

         (a) Throughout the Term, Tenant shall pay on a monthly basis, without demand, as Additional Rent for the Premises, Tenant's Proportionate Share of the actual Real Estate Taxes (as defined in Section. 4.02(c) hereof). Such payments
                                        ----------------
shall be made as follows:

              (1) Prior to the Commencement Date and on the first day of January of each year during the Term, or as soon thereafter as practicable, Landlord shall furnish Tenant with Landlord's estimate of the Real Estate Taxes for the forthcoming year. On the first day of each month during such year, Tenant shall pay one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Real Estate Taxes for such year. If for any reason Landlord has not provided Tenant with Landlord's estimate of Real Estate Taxes on or before the first day of January of any year during the Term (or by the Commencement Date, as the case may be), then until the first day of the calendar month following the month in which Tenant is given Landlord's estimate of Real Estate Taxes, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum payable by Tenant under this Section 4.02 for the month of
                                             ------------
December of the preceding year.

              (2)  On the first day of March of each year during the Term or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a statement of the actual Real Estate Taxes for the preceding year. Within thirty
(30) days after the delivery of that statement, a lump sum payment will be made by Tenant equal to the amount, if any, by which Tenant's Proportionate Share of the actual Real Estate Taxes exceeds the amount, if any, which Tenant has paid toward the estimated Real Estate Taxes pursuant to Section 4.02(a)(1) above. If
                                                    ------------------
Tenant's Proportionate Share of the actual Real Estate Taxes is less than the amount Tenant has paid toward the estimated Real Estate Taxes pursuant to
Section 4.02(a)(1) above, Landlord shall apply such amount to the next accruing
------------------
installment(s) of Rent due hereunder. The foregoing notwithstanding, Landlord shall have the right from time to time during any year, but not more frequently than twice in any calendar year, to notify Tenant in writing of any change in Landlord's estimate of Real Estate Taxes for the then current year, in which event Tenant's Proportionate Share of Real Estate Taxes, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month following Landlord's giving of such notice. The effect of this Section 4.02(a)
                                                               ---------------
is that Tenant will pay during each year during the Term Tenant's Proportionate Share of actual Real Estate Taxes.

         (b) If the Commencement Date occurs on a date other than the first day of January, of if the term ends on a date other than the last day of December, the actual Real Estate Taxes for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Proportionate Share of Real Estate Taxes for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a. leap year). The provisions of this
Section 4.02 shall survive the Expiration Date or any sooner termination
------------
provided for in this Lease.

         (c)  As used in this Lease, the term "Real Estate Taxes" shall
                                               -----------------
including the following:

              (1) All real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building or the Land provided, however, that Landlord shall allocate the Real Estate Taxes on the Land between the Building and Fair Lakes South based on the square footage of each building; and

              (2) Any other present or future taxes or governmental charges that are imposed upon Landlord, or assessed against the Building or the Land, in lieu of current real estate taxes including, but not limited to, any tax levied on or measured by the rents payable by tenants of the Building or Landlord's gross receipts for the Building which is in the nature of, or in substitution for, real estate taxes. Any inheritance, estate, gift, franchise, corporation, income, or net profits tax which may be assessed against Landlord and/or the Building shall be excluded.

         (d) Landlord shall timely pay all Real Estate Taxes and, notwithstanding anything herein to the contrary, Tenant shall not be responsible for any penalties, fees or charges, resulting from Landlord's late payment of Real Estate Taxes unless Landlord's failure to timely pay such taxes results from Tenant's failure to timely pay its Proportionate Share of such Real Estate Taxes or other amounts due hereunder.

         Section 4.03.  Parking.
                        -------

         During the Term, Tenant and its employees, invitees, and guests shall have the right to use, in common, with the other tenants of the Building, the parking areas for the Building, at no additional charge. Landlord reserves the right to promulgate reasonable rules and regulations of general application for the use of all parking spaces.

         Section 4.04.  Additional Rent Defined.
                        -----------------------

         The term "Additional Rent" shall include, but not be limited to (i) the
                   ---------------
late payment fee, if any, under Section 3.06; (ii) Tenant's Proportionate Share
                                ------------
of Operating Expenses as calculated under Section 4.01; (iii) Tenant's
                                          ------------
Proportionate Share of Real Estate Taxes as calculated under Section 4.02; and
                                                             ------------
(iv) all other costs and expenses which Tenant assumes, agrees or is required to pay to Landlord pursuant to this Lease. In the event of nonpayment of Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

         Section 4.05.  Rent Defined.
                        ------------

         The term "Rent" shall include Base Rent and Additional Rent.
                   ----

         Section 4.06.  Tenant's Audit Right.
                        --------------------

         In the event that the Auditor finds an error in Landlord's statement of Operating Expenses, Tenant and/or Landlord shall have the right to require the Auditor by notice to the Auditor and the other party within sixty (60) days after receipt of the Auditor's notice of error, to review Landlord's books and records relating to Operating Expenses for preceding years for the purpose of determining whether the same error resulted in an overcharge or undercharge to Tenant with respect to the same or substantially similar line items in such preceding years, and if so, any undercharge shall be paid by Tenant within thirty (30) after notice from the Auditor of such undercharge or, any overcharge to Tenant shall be adjusted by a credit in the amount of such overpayment against Tenant's next required payment of Rent, or in the event that the Term has expired or terminated, by payment to Tenant within thirty day after notice to Landlord of any such overpayment. The provisions of this Section 4.06 shall survive the expiration or earlier termination of this Lease.

                          PART 5 - SERVICES BY LANDLORD

         Throughout the Term, Landlord shall maintain the Building and the Land in a first-class manner and shall furnish or cause to be furnished, the following services: (I) passenger elevator service in common with other tenants for access to and from the Premises, provided that Landlord may reasonably limit the number of elevators to be operated at night after normal business hours and on Saturdays, Sundays, and holidays and that Landlord may remove elevators from service for maintenance so long as at least one elevator is always functioning and usable by Tenant, (ii) janitorial cleaning services Monday through Friday (except holidays) in accordance with the Standards attached as Exhibit J;
                                                               ---------
(iii) replacement, as necessary, of ceiling tiles and all lamps and ballasts in Building Standard light fixtures within the Premises; (iv) the utility services provided for in Part 6 below (v) adequate supplies for toilet rooms throughout
                ------
the Building; (vi) building security system provided that Landlord may use the building security systems currently installed in the Building and Tenant, at Tenant's sole cost, shall be permitted to install or use supplemental security services for the Building and Landlord hereby agrees to cooperate with Tenant in Tenant's use of any such services; (vii) window washing of all windows in the Building two times per year and (viii) landscaping, road, sidewalk, driveway and parking lot repair and maintenance including, without limitation, restriping the parking lot, and reasonable ice and snow removal in accordance with first class maintenance of all improvements on the Land. An engineer shall be located at either the Building or Fair Lakes South all day during every Business Day throughout the Term and shall be available on-call at all other times. Provided Tenant gives Landlord notice 45 days in advance, Tenant shall have the right at its sole option to contract for cleaning and janitorial services for the Premises, or for the Building if Tenant is leading the entire Building, with a third party provider in which event the costs of such services shall not be included in Operating Expenses. If Tenant requires services which are not specified herein and Landlord elects to provide such services to Tenant, Tenant shall pay to Landlord, 30 days after demand, as Additional Rent, Landlord's charges for providing such services.

         Failure to furnish, or any stoppage of, the services provided for in this Part 5 and in Part 6 below resulting from any cause will not make Landlord
     ------        ------
liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of Rent, or damages because of malfunctions or any interruptions in service except as otherwise provided in. Section 6.03(c).

                               PART 6 - UTILITIES

         Section 6.01.  Computerized Energy Management System.
                        -------------------------------------

         The Building has been designed with a Computerized Energy Management System (the "CEMS") the specifications for which are attached hereto as
             ----
Exhibit J which controls the heating, ventilating and air conditioning system.
---------
(the "HVAC") for the Premises, Tenant will designate to Landlord authorized
      ----
representatives of the Tenant who will be given, through the CEMS direct control of the HVAC system for use after normal Building hours.

         Section 6.02.  Water Heating, Ventilating and Air Conditioning.
                        -----------------------------------------------

         (a) While Tenant is occupying the Premises and is not in Default under this Lease, Landlord shall furnish Tenant with the following utilities in the manner and to the extent customarily provided in first class office buildings in the Northern Virginia area: (1) potable hot and cold water at those currently located points of supply provided for normal lavatory and other reasonable uses by tenants in the Building; (2) heating, ventilating, and air-conditioning in season on Business Days from 7:30 a.m. to 6 p.m., and on Saturdays from 8 a.m. to 1 p.m. (except holidays); and (3) electric lighting for public areas and special service areas of the Building. If Tenant requires HVAC or electrical service outside the hours and days specified above, the additional service may be requested by use of the CEMS and Tenant will pay for such services based on measurement from the CEMS at the rate of $20/hour/floor during the first Lease Year which amount shall increase each Lease Year thereafter by the increase in CPI (as hereinafter defined) during such Lease Year. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in Default under this Lease.

         "CPI" shall mean the revised Consumer Price Index for Urban Wage
          ---
Earners and Clerical Workers (revised CPI-W), All Items, Baltimore, MD - Washington, DC, VA, WV CMSA, November, 1996=100, issued by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI is changed so that a base year other than November, 1996 is used, the CPI used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the CPI is discontinued during the Term, with no successor or comparable successor CPI, Landlord and Tenant shall reasonably select and agree upon another similar index as a substitute.

         (b) Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Premises due to heat generated by any equipment or machinery installed by Tenant or excessive peopleload based on the capacity of the Building's systems (with or without Landlord's consent) that exceeds generally accepted engineering design practices for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery or people, Landlord will have the right to install supplemental air conditioning units in the Premises, and the full cost thereof, including the cost of installation of unit(s) and meter(s), operation and use, will be paid by Tenant to Landlord on demand. Tenant will be required to maintain any supplemental air conditioning units installed pursuant to this Section.

         Section 6.01.  Electricity.
                        -----------

         (a) While Tenant is occupying the Premises and is not in Default under this Lease, Landlord will furnish sufficient power in the Premises for lighting and for personal desktop computers, typewriters, word processors, calculating machines, copying machines, and other similar office equipment of low electrical consumption. Tenant will not install or operate in the Premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may require, as a condition of its consent, for the installation of such equipment or machinery, payment by Tenant as Additional Rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Upon reasonable prior notice, Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of Part 6.

         (b) If Tenant's use of electricity in the Premises materially exceeds the electrical usage as of the Commencement Date, the Tenant shall pay Landlord (or the utility company if direct service is provided by such company) within 30 days after demand therefor for all such excessive electric consumption in accordance with amperage readings accurately reflecting such excess consumptions.

         (c) Notwithstanding any other provisions of this Lease to the contrary, in the event that electricity or other utilities or services to be provided by Landlord pursuant to this Lease are not provided to the Premises as a result of Landlord's negligence or willful misconduct and shall render any portion of the Premises inaccessible or unusable for the regular operation of Tenant's business for three (3) consecutive Business Days or more, then all Rent and Additional Rent payable hereunder with respect to such portion of the Premises which Tenant is not able to use and does not actually use for the regular operation of its business shall be abated retroactively to the first day of such interruption. In the event of any interruption in services which is not the result of Landlord's negligence or willful misconduct and renders any portion of the Premises inaccessible or unusable for the regular operation of Tenant's business for three (3) consecutive Business Days or more, the Rent and Additional Rent shall not be abated and Tenant's insurance shall be the primary insurance for costs to Tenant resulting from such interruption provided, however, that Landlord shall endeavor to obtain insurance at commercially reasonable rates to cover any loss or cost to Tenant from such interruption beyond that covered by Tenant's insurance. Failure by Landlord to obtain such insurance shall not be a default by Landlord nor permit Tenant to abate Rent. Further, Tenant shall not be entitled to any abatement of Rent in connection with any interruption in service caused by Tenant, its agents, employees or representatives.

                                  PART 7 - USE

         The Premises shall be used solely for general office purposes that are permitted by applicable zoning ordinances and land use requirements and for no other purpose. Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner.

             PART 8 - COMPLIANCE WITH LAWS AND BUILDING REGULATIONS

         Section 8.01.  Compliance with Laws.
                        --------------------

         (a)  Tenant shall, at its sole expense, promptly and faithfully
(i) comply with all present and future laws, ordinances, orders, rules, regulations, and requirements of every governmental authority having jurisdiction over the Premises; (ii) comply with the provisions of the Americans with Disabilities Act 42 U.S.C. Section 12101 et seq ("ADA") as it applies to
                                              -- ---
the Premises and Tenant's activities therein (provided, however, that Landlord shall be responsible for the ADA compliance of the bathrooms in the Premises unless changes are required to comply with the ADA as a result of Tenant's alterations to the Premises); (iii) comply with any direction made pursuant to law by any public officers which requires abatement of any nuisance or imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the insistence of Tenant; (iv) comply with the requirements of the local board of fire underwriters, or anybody exercising similar functions with respect to the construction, care and safety, maintenance and operation of the Premises; and
(v) indemnify Landlord and hold Landlord harmless from any loss, cost, claim, or expense which Landlord may incur or suffer by reason of Tenant's failure to comply with its obligations under clauses (i), (ii), (iii) or (iv) above. If Tenant receives notice of any such direction or of violation of any such law, order, ordinance, or regulation, Tenant shall promptly notify Landlord thereof.

         (b)  Except as set forth in paragraph (a) of this Section. 8.01 or
                                                           -------------
otherwise in this Lease where such obligation is imposed upon the Tenant, Landlord shall, at Landlord's cost, (subject to inclusion in the Operating Expenses, if applicable) promptly and properly comply with and carry out all requirements and conditions now or hereafter imposed upon Landlord, the Building or the Land by any ordinance, law, rule, order, or regulation of any local, state, district, county or federal government. or of any of their various departments or agencies which pertain to the ownership, operation and maintenance of the Building and the Land including, without limitation, the ADA. Landlord represents and warrants that the Building (exclusive of the Premises) and Land currently comply with all applicable laws, rules and regulations including, without limitation, each of the laws and regulations identified in
(s) 8.01(a).

         Section 8.02.  Observance of Building's Rules and Regulations.
                        ----------------------------------------------

         Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit "D". Landlord shall at all times have the
                          -----------
right to make reasonable changes in and additions to such Rules and Regulations; provided such changes in existing or new rules and regulations do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit "D" hereto, this Lease shall govern.
                         -----------

         Section 8.03.  Hazardous Materials.
                        -------------------

         (a) Except for those materials that are necessary in the normal course of Tenant's business activities associated with the Permitted Use, Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) permit the release, discharge, spill or emission of any substance considered to be a Hazardous Material from the Premises.

         (b)  Any Hazardous Materials permitted by subparagraph (a), all
                                                   ----------------
containers therefor, and all materials that have been contaminated by Hazardous Materials shall be used, kept, stored and disposed of by Tenant in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

         (c) Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same maybe permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages costs or expenses (including, without limitation reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material by Tenant, its agents, employees, contractor or invitees. Landlord shall defend, indemnify and hold harmless Tenant, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in, any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Materials by Landlord, its agents, employees, contractors or invitees other than Tenant. The provisions of this Section shall be in addition to any other obligations find liabilities either party may have to the other at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

         (d) As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

              (i) Those substances included within. the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C (s) 9601 et seq.) ("CERCLA"), as amended by Superfund
                               -- ---
Amendments mid Reauthorization Act of 1986 ("SARA"), the Resource Conservation mid Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

              (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

              (iii) Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (s) 1251 et
                                                                              --
seq. (33 U.S.C. (s) 1321) or listed pursuant to Section of the Clean Water
---
Act (33 U.S.C. (s) 1317)l (E) flammable explosives; or (F) radioactive materials;

              (iv) Those substances regulated pursuant to or identified in the Virginia Pesticide Law; Air Pollution Control Board; Virginia Waste Management Act; Environmental

Health Service, Transportation of Hazardous Radioactive Materials; Virginia Hazardous Materials Emergency Response Program; State Water Control Law; Die Groundwater Act of 1973; and Miscellaneous Offenses; and in the regulations promulgated pursuant to said laws, all as amended; and

              (v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

         (e) Landlord shall not knowingly generate, use, release store or dispose of any Hazardous Materials in or about the Premises, Building and Land. In the event that, in the future, any Hazardous Materials occurring, released or introduced on the Premises, Building or Land prior to the commencement of Lease are discovered, Landlord shall have the express responsibility immediately to so advise Tenant.

                              PART 9 - ALTERATIONS

         Section 9.01.  Approval of Landlord.
                        --------------------

         Tenant shall not, at any time during the Term, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed, make any alterations that impact the structure of the Premises or any Building systems, including the HVAC system. Should Tenant desire any alterations, Tenant agrees to submit all plans and specifications for same to Landlord for Landlord's written approval, before beginning such work. Landlord shall respond to Tenant's request within five (5) Business Days. Landlord shall not be considered as unreasonably withholding approval by refusing to consent to any alterations which would (i) alter the exterior appearance of the Building or the public lobbies, corridors, or common areas thereof; (ii) cause or be likely to cause any weakening of any part of the structure of the Promises or Building or which may cause damage or disruption to any Building, system; or
(iii) violate any underlying ground lease or deed of trust or mortgage. Upon Tenant's receipt of Landlord's written approval, Tenant may proceed with the construction of the approved alterations, but only so long as they are in substantial compliance with the plans and specifications and provisions of this
Part 9. Additionally, the construction of any alterations, the alterations
------
themselves, or any maintenance thereof shall comply with all building, safety, fire, plumbing, electrical and other codes, governmental requirements (including but not limited to Title III of the Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented) and insurance requirements, and shall not require an amount of water, electricity, gas, heat, ventilation, or air conditioning which exceeds Building standards set forth in Exhibit "J" hereto unless prior written arrangements satisfactory to Landlord
-----------
are made with respect thereto. All alterations shall be made at Tenant's expense, either by Tenant's contractors which have been approved in advance by Landlord or, at Tenant's option by Landlord's contractors on terms reasonably satisfactory to Tenant. In the event Landlord's contractors are to complete the work, Tenant shall pay to Landlord a fee equal to five percent (5%) of the actual costs of such work, such fee to cover Landlord's overhead related to the work, including, but not limited to, Landlord's review of the plans and specifications, coordination of the work, consultation with professionals regarding the work, and general administration allocable to the work. In the event Tenant's contractors shall complete the work, Tenant shall pay to Landlord, within 30 days after demand therefor, reasonable third party costs incurred by Landlord to have Tenant's plans for such alterations reviewed. All such construction shall be completed promptly and in a good and workmanlike manner and shall be performed in compliance with Part 10 hereof.
                                                 -------

         Section 9.02.  Ownership of Improvements to Premises.
                        -------------------------------------

         At Landlord's election, all leasehold improvements mid other principal alterations to the Premises shall be and remain the Landlord's property, and shall not be removed from the Premises. If Landlord elects and so notifies Tenant at the time Landlord approves an alteration that it does not desire to acquire ownership of any such alterations, then promptly upon the termination of this Lease Tenant shall, at Tenant's sole expense, cause the same to be removed and shall restore the Premises to the condition it was in prior to such alteration. Tenant further agrees to remove, at Tenant's expense, all of its furnishings, personal property and movable trade fixtures by the Expiration Date and to promptly reimburse Landlord for the actual third party costs of repairing damage done to the Premises or the Building by such removal.

                                PART 10 - LIENS

         Tenant shall keep the Premises and the Building free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant, its agents, employees or independent contractors. If any lien is filed against the Premises, the Building or Tenant's leasehold interest therein, which arises out of any act or agreement of Tenant, Tenant shall discharge same within thirty (30) days after its filing. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy Landlord may, at its election, discharge the lien by depositing with a court or a title company, or by bonding, the amount claimed to be due. Tenant shall pay on demand, as Additional Rent, any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorney's fees and other costs and expenses of Landlord reasonably incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

                                PART 11 - REPAIRS

         Section 11.01. Tenant's Obligations.
                        --------------------

         Tenant shall keep the Premises and every part thereof in good condition and repair at all times during the Term and at Tenant's sole cost and expense. At the end of the Term, Tenant shall surrender to Landlord the Premises thereto in the same condition as when received, subject to the provisions of Parts 9 and
                                                                     -----------
17, hereof. Throughout the Term, Landlord shall give Tenant five (5) days notice
--
to commence to make repairs, and if Tenant fails to commence to make such repairs within such time period, Landlord, at its option, may make such repairs, and Tenant shall pay Landlord, on demand, Landlord's actual costs in making such repairs plus a fee of seven percent (7%) thereof to cover Landlord's overhead, all to constitute Additional Rent. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease.

         Section 11.02. Landlord's Obligations.
                        ----------------------

         Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, and subject to the provisions of Parts 5, 13 and 14
                                                           ------------------
hereof, Landlord shall repair, replace, and maintain and keep in good working order consistent with a first class office building (a) the external find structural parts of the Building including the roof and all Building systems and
(b) all common areas of the Building and Land including, without limitation, the landscaping, driveways and parking facilities.

                              PART 12 - INSURANCE

         Section 12.01. Tenant's Insurance.
                        ------------------

         Tenant, at its sole expense, shall obtain and keep in force the following insurance:

         (a) Commercial general liability insurance coverage on an "occurrence basis" against claims for personal injury, including, without limitation, bodily injury, death, and broad form property damage, in combined single limits of not less than $1,000,000 per occurrence and a $2,000,000 aggregate with coverage to include a per location endorsement, contractual liability, fire legal liability in the amount of $500,000, and other broad form endorsements that would be carried by a prudent individual conducting a business similar to Tenant's business. All such insurance policies shall name Tenant as the named insured thereunder and shall name Landlord and Landlord's mortgagees as additional insureds thereunder, all as their respective interests may appear;

         (b) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement waiving rights of subrogation against Landlord, in form and amount satisfactory to Landlord and at minimum is equal to that required by the law of Virginia;

         (c) Special Causes of Loss Insurance insuring the Leasehold Improvements and Tenant's interest in the Premises and all property located in the Premises, including furniture, equipment fittings, installations, fixtures, supplies and any other personal property, Leasehold .Improvements and alterations ("Tenant's Property"), in an amount equal to the full replacement
              -----------------
value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured property;

         (d) During the course of construction of any work performed by Tenant or on Tenant's behalf pursuant to Exhibit "B" or any alterations by Tenant until completion thereof, Builder's Risk Insurance on a "special causes of loss" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises;

         (e) Auto liability coverage for owned, hired and non-owned vehicles with a $1,000,000 combined single limit; and

         (f) Excess liability coverage in the amount of $10,000,000 which will follow form and respond to and increase the limits of the coverages described in Sections 12.01(a), (b), (c) and (d) above.
-----------------------------------

         All policies shall be issued by companies having a Best's rating of at least A-XI and shall be in amounts, and in form satisfactory from time to time to Landlord and Landlord's lender. All policies shall contain in endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deduction against Tenant. Tenant will deliver certificates of insurance evidencing each policy to Landlord as soon as practicable after the placing of the required insurance, but not later than ten (10) days prior to the date Tenant takes possession of all or any part of the Premises, and on each anniversary date of the Commencement Date. All policies shall contain an undertaking by their insurers to notify Landlord and Landlord's lender in writing, by registered or certified U.S. Mail, return receipt requested, not less than thirty (30) days before any material change, reduction in the scope or limits of coverage, cancellation, or other termination thereof. All policies shall name Landlord and Landlord's manager as additional insureds and shall be evidenced as such on a Certificate of Insurance issued to Landlord.

         Landlord reserves the right to periodically review the insurance coverages required by this Section 12.01 and to revise such requirements to
                           -------------
reflect insurance industry practices or require other forms or amounts of insurance as may be reasonably required to reflect changes in insurance industry practices.

         Section 12.02. Insurance Rating.
                        ----------------

         Tenant will not keep, use, sell or offer for sale in, or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building and the Leasehold Improvements. If Tenant's occupancy or business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Leasehold Improvements,

Tenant shall pay any such increase in premiums as Additional Rent within ten
(10) days after being billed therefor by Landlord.

         If any of the Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a Default by Tenant. Notwithstanding the foregoing provisions of this Section, if Tenant fails to remedy as aforesaid, Tenant shall be in Default of its obligations hereunder and Landlord shall have no obligation to remedy such Default.

         Section 12.03. Waiver of Subrogation.
                        ---------------------

         All policies covering real or personal property which either party obtains affecting the Premises shall include, if possible, a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable. Each party waives any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

         Section 12.04. Landlord's Insurance.
                        --------------------

         Landlord, as part of the Operating Expenses, shall obtain and keep in force the following insurance:

         (a) Commercial general liability insurance coverage on an "occurrence basis" against claims in or about the Building (other than the Premises) for personal injury, including without limitation, bodily injury, death and broad form property damage, in limits of $ 1,000,000 per occurrence and $2,000,000 aggregate;

         (b)  Workmen's Compensation and Employer's Liability insurance;

         (c) Special Causes of Loss Insurance insuring the Landlord's interest in the Building and improvements therein in form satisfactory to Landlord and in an amount equal to the full replacement value of the Landlord's insurable interest in the Building; and

         (d) Any other form or forms of insurance as Landlord, or Landlord's mortgagees may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent Landlord of a comparable size and in a comparable business would protect itself.

                   PART 13 - DAMAGE BY FIRE OR OTHER CASUALTY

         Section 13.01. Damage to Building.
                        ------------------

         If all or substantially all (meaning 50% or more) of the Building is damaged or destroyed by any cause whatsoever, and in Landlord's reasonable judgment, the damage or destruction to the Building cannot be repaired or restored within 12 months after such damage or destruction, Landlord shall so notify Tenant, and Landlord or Tenant at its option, may terminate this Lease by giving the other party notice of such termination within sixty (60) days after notice by Landlord to Tenant of the estimated timing of said repair (which Landlord shall provide no later than 30 days after said damage or destruction), and thereupon Rent and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall immediately vacate the Premises. Notwithstanding anything to the contrary in the previous sentence, in the event that less than fifteen percent (15%) of the Premises is damaged, Tenant shall only be permitted to terminate this Lease in accordance with the previous sentence with respect to the untenantable portion of the Premises. If neither party elects to terminate this Lease, Landlord shall repair the Building provided, however, if such repair is not complete within 15 months of such damage, Tenant may elect to terminate the Lease by written notice within sixty
(60) days after expiration of such 15-month period; provided that Tenant shall not be permitted to terminate in the event that Landlord completes the repair and so notifies Tenant before Tenant notifies Landlord of Tenant's election to terminate.

         Section 13.02. Partial Damage.
                        --------------

         In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 13.01, but which renders the Premises partially, but not wholly tenantable and in Landlord's reasonable opinion, the damage or destruction cannot be restored within nine (9) months of such damage or destruction, then either party may terminate this Lease by written notice to the other within thirty (30) days after Landlord's notice, which termination shall be effective as of the date of such damage or destruction. Notwithstanding anything to the contrary in the previous sentence, in the event that less than fifteen percent (15%) of the Premises is damaged, Tenant shall only be permitted to terminate this Lease in accordance with the previous sentence with respect. to the untenantable portion of the Premises. If neither party terminates this Lease, Landlord shall, within a reasonable time after the date of such destruction or damage, subject to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises, or that portion for which the Lease has not been terminated, to as near the same condition as existed prior to such partial damage or destruction, provided that Tenant. pays to Landlord Tenant's insurance proceeds as required in Section ------- 13.04 hereof and thereupon Rent and any other payments for which Tenant is ----- liable under this Lease shall be abated for that portion of the Premises which is not usable and riot used by Tenant for the regular operation of Tenant's business as a result of such damage or destruction until the earlier of (x) the date on which Tenant again uses such portion of the Premises for the regular operation of its business and (y) the date on which the Premises is usable for the regular operation of Tenant's business as reasonably determined by Landlords and Tenant's architect For purposes of this Part 13 "partial destruction or ---------------------- damage" shall mean destruction of or damage to less than fifty percent (50%) of ------ the Building or Premises.

         Section 13.03. Damage During Last Year of Term.
                        -------------------------------

         If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

         Section 13.04. No Landlord Liability.
                        ---------------------

         Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by any lender or lessor of Landlord to repair or if Landlord undertakes to repair, Tenant shall pay to Landlord that amount of Tenant's insurance proceeds which insures such damage as a contributions towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

         Section 13.05. Apportionment of Rent.
                        ---------------------

         In the event of termination of this Lease pursuant to this Part 13, then all Rent shall be apportioned and paid to the date on which possession is relinquished although Tenant's personal property may still be in the Premises or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         Section 13.06. Tenant Responsible for Damage.
                        -----------------------------

         In no event shall Rent abate or shall any termination occur if damage to or destruction of the Premises is the result of either (i) a Default by Tenant or (ii) the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors or assigns.

                             PART 14 - CONDEMNATION

         Section 14.01. Entire Building.
                        ---------------

         In the event that the whole or substantially the whole of the Building and/or the Premises are taken or condemned for any public purposes, this Lease and the leasehold estate created hereby shall cease and terminate as of the date of such taking.

         Section 14.02. Portion of Building.
                        -------------------

         In the event that any portion of the Building shall be taken or condemned for any public purpose (whether or not such taking includes any portion of the Premises), which taking, shall interfere materially with Tenant's use and operation of the Premises or is such that Landlord determines that the Building cannot be restored to usefulness in an economically feasible manner, then Landlord or Tenant shall have the option by notice to the other party within 60 days after notice to said party of such condemnation to terminate this Lease, effective as of the date of such taking.

         Section 14.03. Portion of Premises.
                        -------------------

         In the event that a portion, but less than substantially the whole, of the Premises should be taken or condemned for any public purpose, then this Lease shall be terminated as of the date of such taking as to the portion of the Premises so taken, and, unless Landlord or Tenant exercises its option to terminate this Lease pursuant to Section 14.02 above, this Lease shall remain in full force and effect as to the remainder of the Premises. In such event, the Rent will be diminished by an amount representing the part of such amounts properly applicable to the portion of the Premises so taken. Further, in such event Tenant's Proportionate Share shall be recomputed based upon the remaining Rentable Area in the Premises and in the Building.

         Section 14.04. Termination of Lease.
                        --------------------

         In the event of the termination or partial termination of this Lease pursuant. to the provisions of this Part 14, this Lease and the Term and the estate hereby granted shall expire as of the date of such termination in the same, manner and with the same, effect as if that were the date set for the normal expiration of the Term of this Lease, and the Rent, shall be apportioned as of such date.

         Section 14.05. Landlord's Right to Award.
                        -------------------------

         All awards, damages, and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of Leasehold Improvements paid entirely by the Tenant, furnishings, equipment, and trade fixtures installed in the Premises at Tenants expense mid for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                      PART 15 - ASSIGNMENT AND SUBLETTING

         Section 15.01. Rights of Tenant.
                        ----------------

         (a) Tenant may not sell, assign, transfer, or hypothecate this Lease or any interest herein (either voluntarily or by operation of law, and including, if Tenant is a corporation, partnership or limited liability company, the sale or transfer of a controlling interest in Tenant), or sublet the Premises or any part thereof without the prior written consent of Landlord. If Tenant should desire to assign this Lease or sublet the Premises or any portion thereof and provided that there is not then a material monetary or non-monetary Default hereunder, Tenant shall give Landlord written notice which notice shall identify the portion of the Premises Tenant desires to assign or sublet, the date of the availability of such portion of the Premises and the intended term of any sublease ("Initial Notice Tenant shall provide Landlord such notice (x) no more than nine (9) months and no less than six (6) months before Tenant intends to sublet or assign a portion of the Premises equal to or less than two floors or (y) no more than fifteen (15) months and no less than twelve (12) months before. Tenant intends to sublet or assign a portion of the Premises that is more than two floors. Landlord shall then have a period of thirty 30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

         (1) to recapture the space so affected as of the date specified by Tenant in its notice, in which event this Lease shall be terminated as to such space for a period equal to the term identified in the Initial Notice; or

         (2) to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval by Landlord of the instrument of assignment or sublease provided to Landlord. Once Landlord has agreed in concept to Tenant's assignment or subletting of the Premises or a portion thereof, Tenant shall be required to submit to Landlord, for Landlord's approval, the proposed assignee or sublessee and sublease or assignment, Landlord shall have five (5) Business Days to approve or disapprove of the proposed assignee or sublessee and the form of agreement. In the event that Landlord elects to permit Tenant to assign or sublet such space within the specified period described in clauses (x) and (y) above, then Tenant shall so notify Landlord and, Landlord shall have another opportunity to elect to recapture and terminate this Lease with respect to the space, provided Landlord so notifies Tenant within ten (10) days from Tenant's notice of the expiration of said specified period. In the event that Landlord does not recapture the space in accordance with the previous sentence and Tenant desires thereafter to sublet or assign the space, then Tenant shall again commence the process for Landlord approval of such assignment or sublease set forth in this Section (a).

         (b) In the event Landlord elects to terminate this Lease with respect to subleased space pursuant to Section 15.01(a)(1) for a period equal to the
                               -------------------
term identified in the Initial Notice, Tenant shall have the right. to renew the Lease pursuant to Article 3 of this Lease. Tenant may renew such terminated
                  ---------
space for the second Renewal Term only if Tenant renewed such terminated space for the first Renewal Term.

         (c) Except as may be otherwise expressly set forth to the contrary, no assignment or subletting by Tenant shall relieve Tenant of Tenant's obligations under this Lease. Any attempted assignment or sublease by Tenant in Violation of the terms and provisions of this Section 15.01 shall be void.

         (d) For the purposes of this Section 15.01, the following shall be deemed an assignment of this Lease:

              (1) If Tenant is a corporation, the stock of which is not listed on a "National securities exchange" (as defined in the Securities Act of 1934), then the sale, issuance or transfer (whether cumulatively or in a single transaction), of stock by Tenant or the shareholders of record, as of the date hereof, the result of which either changes or makes possible the change in the voting control of Tenant; and

              (2) If Tenant is a Joint venture, partnership, limited liability company or other association (collectively referred to as the "Partnership"), the sale, issuance or transfer (whether cumulatively or in a single transaction) of ownership of the entity the result of which changes the management of the entity or the voting control of the entity.

         (e)  Landlord's consent under this Section 15.01(a) to a sublease or
                                            ----------------
assignment will not be unreasonably withheld, conditioned or delayed provided all of the following conditions have been satisfied:

              (i)   the sublease or assignment has provisions that satisfy
Section 15.03 hereof; and
-------------

              (ii) the entity, organization, or individual to which such space is proposed to be sublet or assigned is not of a type that would be an undesirable tenant in a first-class office complex in Fair Lakes or would violate a reasonable noncompete clause entered into by Landlord and of which Landlord has provided Tenant written notice

         Section 15.02. Affiliate Transfer.
                        ------------------

         Notwithstanding the provisions of Section 15.01 hereof, Tenant shall
                                           -------------
have the right, without the prior consent of Landlord, to assign its entire interest in this Lease to an Affiliate (hereinafter defined) so long as the Affiliate delivers to Landlord, concurrently with such assignment, a written notice of the assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations and provisions of this Lease applicable to Tenant. Further, Tenant shall also have the right, without the prior written consent to Landlord but with prior written notice to Landlord, to sublet all or any portion of the Premises to an Affiliate so long as such sublease satisfies the requirements of
Section 15.03. No subletting or assignment by Tenant made pursuant to this Part
-------------                                                              ----
15 shall relieve Tenant of Tenant's obligations under this Lease. As used
--
herein, the term "Affiliate" shall mean and collectively refer to (i) a
                  ---------
corporation, individual or other entity which owns and controls as least 80% of the voting stock of Tenant (if it is a corporation) or controls the day-to-day decision making of Tenant (the "Parent"), (ii) a corporation in which either the
                                ------
Tenant or its Parent owns and controls at least 80% of the voting stock of the corporation and is able to elect (by ownership of stock or proxy) the board of directors and the officers of the corporation, (iii) an Affiliate of the. Parent, (iv) a successor or surviving corporation in the event of a merger, takeover or other form of corporate acquisition of the Tenant, and/or (v) Tenant after it engages in an "Initial Public Offering" which shall mean the closing of the sale by Tenant of common stock pursuant to a registration statement filed with and declared effective by the United States Securities and Exchange commission under the Securities Act of 1933 that results in the common stock being registered under the Securities Exchange Act of 1934 and that results in aggregate gross proceeds to the issuer and its stockholders of One Million Dollars ($1,000,000) or more.

         Section 15.03. Required Provisions in Sublease.
                        -------------------------------

         Except as provided in the next sentence, a sublease of portions of the Premises must include (or shall be deemed to include) provisions stating that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of the termination of this Lease, or the re-entry or dispossession of Tenant by Landlord wider this Lease, Landlord, at its option, may either terminate the sublease, in which case the subtenant shall peacefully vacate the premises sublet, or, require the subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such sublease for the remaining term thereof, except that Landlord shall not be (i) liable for any previous act or omission of Tenant as sublessor under such sublease, (ii) subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) bound by any previous modification of such sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance.

         Notwithstanding anything to the contrary herein, in the event Tenant enters into a sublease for 10,000 square feet of Rentable Area or more of the Premises in accordance herewith at a face rental rate equal to or higher than the Rent required to be paid by Tenant hereunder, Landlord shall agree that so long as said subtenant is not in default under the sublease beyond all applicable notice and cure periods, it shall be entitled to quietly enjoy and possess the subleased portion of the Premises and Landlord shall provide Tenant a Nondisturbance Agreement stating the same and shall use commercially reasonable efforts to obtain the same from any lender or mortgagee; provided, however, Landlord shall be permitted to relocate said subtenant, at said subtenant's expense, to a comparable space within Fair Lakes.

         Section 15.04. Rights of Landlord.
                        ------------------

         Landlord may sell, transfer, assign, and convey, all or any part of the Building and/or the Land and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

                           PART 16 - INDEMNIFICATION

         Tenant waives all claims against Landlord for damage to any property or injury to, or death of, any person, in, upon, or about the Building or the Premises, arising at any time and from any cause other than to the extent resulting from the negligence or willful misconduct of Landlord, its agents, employees, representatives, contractors or invitees, including all tenants other than Tenant, (collectively, "Landlord Parties") or use by any Landlord Party of any portion of the Building or the Land, and Tenant shall indemnify Landlord and shall hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from the use of the Building or the Premises by Tenant or its agents, employees, representatives, contractors, or invitees. Tenant's foregoing indemnity obligation shall include reasonable attorney's fees and all other costs and expenses reasonably incurred by Landlord from the first notice that any claim or demand has been made or may be made.

         Landlord waives all claims against Tenant for damage to any property or injury to, or death of, any person, in, upon, or about the Building, Land or the Premises, arising at any time and from any cause other than to the extent resulting from the use of the Building or Premises by Tenant, its agents, employees, representatives, or contractors, and Landlord shall indemnify Tenant and shall hold Tenant harmless from any damage to any property or injury to, or death of, any person arising from the negligence or willful misconduct of any Landlord Party or the use by any Landlord Party of the Building or Premises. Landlord's foregoing indemnity obligation shall include reasonable attorney's fees and all other costs and expenses reasonably incurred by Tenant from the first notice that any claim or demand has been, made or may be made.

         The Provisions of this Part 16 shall survive the expiration or earlier
                                -------
termination of this Lease for any reason with respect to any damage, injury, or death occurring before such expiration or termination.

         If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to, the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of such costs mid expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord and shall constitute Additional Rent.

                      PART 17 - SURRENDER OF THE PREMISES

         Section 17.01. Condition of Premises.
                        ---------------------

         Upon expiration of the Term or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order mid condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, except for reasonable use and wear thereof and damage to the Premises by fire or other casualty or condemnation.

         Section 17.02. Tenant Holdover.
                        ---------------

         In the event that Tenant shall not immediately surrender all of the Premises on the Expiration Date of the Term, Tenant, at the option of Landlord, shall become a month-to-month Tenant for the entire Premises at 150% of the total Rent ("Holdover Rent") in effect during the last month of the Term and subject to all of the terms, conditions, covenants and agreements of this Lease. Such Holdover Rent shall be Landlord's sole remedy for any damages Landlord suffers as a result of or arising in connection with Tenant's holding over unless Landlord and another tenant have executed a lease for all or a portion of the Premises to commence immediately after the Expiration Date and Landlord has so notified Tenant within thirty (30) days after execution of said lease by a third party and, in all events, no later than thirty (30) days before the Expiration Date in which event Tenant in addition to Holdover Rent described above, shall be responsible for damages resulting from its holdover in that portion of the Premises covered by Landlord's notice. In addition, during the holdover period, if Landlord gives Tenant at least thirty (30) days notice that a new tenant has entered into a lease for all or a portion of the Premises, then Tenant shall be responsible for all damages resulting from Tenant's holdover in that portion of the Premises covered by Landlord's notice from the thirtieth
(30th) day after such notice in addition to Holdover Rent.

                        PART 18 - ESTOPPEL CERTIFICATES

         Tenant shall execute and return within fifteen (15) calendar days any certificate or agreement that Landlord reasonably may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (i) if true that all work has been completed, and the work and the Premises are accepted as satisfactory except for items listed on a punchlist, if any, attached to such certificate; (ii) the amount of Base Rent and Additional Rent and the dates on which Rent commenced to accrue and to which the Rent has been paid in advance, and the. amount of any security deposit or prepaid Rent;
(iii) that Tenant is paying Rent on a current basis: (iv) that Tenant is in full and complete possession of the Premises and doing business; (v) that there is no present fault on the part of Landlord, or attach a memorandum stating any such instance of default; (vi) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (vii) that Tenant has no rights to setoff and no defense or counterclaim against enforcement of its obligations under the Lease, including the payment of Rent, except as provided in the Lease. (viii) if appropriate, that Tenant understands that this Lease has been collaterally assigned to Landlords mortgagee as security for a loan to Landlord and that Rent may not be prepaid other than as may be provided for in this Lease nor may this Lease be amended, modified, or waived so as to have a material impact on the financial obligations of either Tenant or Landlord without such mortgagee's prior written, approval; (ix) if appropriate, that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof, (x) if appropriate, that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the Rent, and (xi) any other fact pertaining to Tenant's interest in this Lease which Landlord, or Landlord's mortgagee, may request. Failure to deliver the certificate within fifteen (15) calendar days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force arid effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within such fifteen (15) day period, Tenant, by such failure, irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party. Any such certificate may be relied upon by any prospective purchaser, any ground lessor, or any beneficiary under the deed of trust on the Building, the underlying land, or any part thereof.

                     PART 19 - SUBORDINATION AND ATTORNMENT

         Section 19.01. Existing Financings.
                        -------------------

         (a) This Lease is subject and subordinate to any deeds of trust or other security instruments which, as of the date of this Lease, cover the Building, the underlying land, or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, and extensions of any of such deeds of trust or security instruments (the "Existing Indebtedness"). This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, or the holder of the Existing Indebtedness may reasonably require.

         (b) Landlord agrees to obtain from the holder of the Existing Indebtedness ("Mortgagee") a Subordination, Non-Disturbance and Attornment Agreement ("SNDA"), in generally the form attached hereto as Exhibit "G" (and by this reference incorporated herein) but with such changes requested by Tenant as Landlord, using commercially reasonable efforts, is able to obtain from the Mortgagee. Notwithstanding anything to the contrary in Exhibit "G" such SNDA
                                                       -----------
shall provide that, in the event of a foreclosure or a transfer in lieu thereof, Tenant will not be disturbed in its possession, this Lease shall, notwithstanding the foreclosure or transfer in lieu thereof, continue in full force and effect upon and subject to all terms, covenants, conditions, and obligations of this Lease so long as (i) no Default has occurred on the part of Tenant under this Lease and (ii) Tenant attorns to the purchaser or transferee as landlord under this Lease and (iii) that such transferee or purchaser shall be responsible for the ongoing liabilities, obligations and defaults of any prior Landlord that remain ongoing at the time of the transfer or purchase and of which the Mortgagee was given notice, and, if permitted by Landlord, an opportunity to cure any such default.

         Section 19.02. Future Financings.
                        -----------------

         During the Term of this Lease, Landlord reserves the right to encumber its interest in this Lease, the Building and/or the underlying land by new or additional deeds of trust or other security instruments and to refinance the Existing Indebtedness (the "Now Financing"). Tenant agrees to subordinate this Lease to any New Financing so long as the holder of the New Financing executes and delivers to Tenant a Subordination, Non-Disturbance and Attornment Agreement which contains provisions substantially similar to those set forth in Section
                                                                      -------
19.01(b) hereof.
--------

         Section 19.03. Attornment.
                        ----------

         Provided the holder of the Existing Indebtedness and New Financing has delivered to Tenant a Subordination, Non-Disturbance and Attornment Agreement which satisfies the provisions of Section 19.01(b) hereof, Tenant shall attorn
                                  ----------------
to the purchaser upon a sale or to the grantee under any deed in lieu of foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease without any change in the terms or other provisions of this Lease. In such agreement, Tenant will waive the right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of foreclosure of any deed of trust or security instrument (or any transfer in lieu thereof).

                           PART 20 - QUIET ENJOYMENT

         Provided Tenant performs all of Tenant's obligations under this Lease, including the payment of Rent, Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord or any other persons, acting by, through, or under Landlord;

subject, however, to (i) the terms of this Lease; (ii) the right of Landlord to enter upon the Premises for (a) purposes of general inspection upon at least twenty-four (24) hours notice or (b) during the last eighteen (18) months of the Term or Renewal Term, as applicable, for future leasing of the Premises upon reasonable notice and in all cases, without unreasonably interrupting the operation of Tenant's business and in accordance with Tenant's security regulations and (iii) noise and other disruption reasonably caused in connection with the construction of the Additional Building and the Central Services Facility pursuant to Article 8 of the Fair Lakes South Lease including, without limitation, the right of Landlord to move the parking provided hereunder. This covenant and all other covenants of Landlord in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

                         PART 21 - SIGNS AND FURNISHINGS

         Section 21.01. Signs and Advertisements.
                        ------------------------

         No sign, advertisement, or notice referring to Tenant shall be inscribed, painted, affixed, or otherwise displayed on any part of the exterior or the interior of the Building, except those installed by Landlord on the directories and the entrance door to the Premises and such other areas, if any, as Landlord may determine. Notwithstanding the foregoing, Tenant, at its expense, shall be permitted to display Tenant's name on a sign on the Building (the "Building Sign") and on a monument at the entry to the Building (the
      -------------
"Monument") provided the size, design and location of the Building Sign and
 --------
Monument sign are reasonably agreed upon by Landlord and comply with all applicable governmental and then current Fair Lakes League regulations,
Landlord agrees that its consent to such signs shall not be unreasonably withheld. Tenant shall have exclusive Building Sign rights on the Building until such time as (1) Tenant is leasing less than 50% of the Rental Area of the Building and (2) a minimum of 40,000 square feet of Rentable Area is leased by any one tenant other than Tenant in the Building ("Signage Threshold"). At such time, Tenant, at its sole cost and expense, shall be required to reduce the size of its Building Sign to its proportionate share (based upon Rentable Area leased by Tenant) of the signage allotment for the Building permitted by the applicable governmental authorities and Landlord shall have the right to install a sign for the tenant occupying at least 40,000 square feet in proportion to its share of the Rentable Area of the Building. In addition, Tenant shall have the right to the largest sign on the Monument, which Monument shall be shared by the Building and Fair Lakes South and on which Landlord shall be permitted to erect a sign, at least 25% smaller than Tenant's sign, with the name of the second largest tenant in each of Fair Lakes South and the Building which leases at least 40,000 square feet of Rentable Area in either building. If Tenant exhibits or installs any sign, advertisement or notice in violation of this Section 21.01, Landlord
                                                       -------------
shall have the right to remove the same at Tenant's expense. Landlord reserves the right to affix, install, and display signs, advertisements, and notices on any part of the exterior or interior of the Building.

         Section 21.02. Furnishings.
                        -----------

         Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment end fixtures, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. In no event shall Tenant place on any part of the floor of the Premises a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Any and all damage or injury to the Premises or the Building caused by moving such heavy equipment or fixtures or the same being in or upon the Premises, shall be repaired by and at the sole cost of Tenant. All furniture, equipment, and other bulky matter of any description shall be delivered to the Premises only through the designated service entrance of the Building and the designated service elevator during normal business hours or as otherwise directed or scheduled by Landlord. All moving of furniture, equipment, and other materials shall be under the supervision of Landlord, who shall not however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment, or other material there delivered or deposited.

                         PART 22 - DEFAULTS AND REMEDIES

         Section 22.01. Events of Default.
                        -----------------

         The occurrence of any one or more of the following events shall constitute a Default or an Event of Default under this Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant notice of past due Rent; (b) if Tenant fails to pay Rent on time more than three times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period, (c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge, or bond such lien or post such security with Landlord as is required by Part 10;
(d) if Tenant fails to maintain in force all policies of insurance required by this Lease and any such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure, (e) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days after commencement), or if any order for relief shall be entered against Tenant in any such proceedings; (f) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (g) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; (h) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than twenty (20) days after Landlord gives Tenant notice of such failure or, if such failure cannot be corrected within such twenty (20) day period if Tenant does not commence to correct such default within said twenty (20) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any deed of trust, mortgage, underlying lease, tenant lease or other agreement applicable to the Building or the land upon which it is situated; or (i) Tenant is in Default under the Fair Lakes South Lease or, if applicable, the Additional Building Lease.

         Section 22.02. Remedies.
                        --------

         Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Section 22.02 shall operate as a notice to
                                    -------------
quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice; subject, however, to the right of Landlord to recover from Tenant all Rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenants Default, Landlord may relet the Premises for such Rent and upon such terms as are not unreasonable under the circumstances and, if the entire Rent provided in this Lease plus the costs, expenses, and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiencies in Base Rent and Additional Rent, the value of any rent abatement, tenant allowance or other payments made to Tenant, attorney's fees and expenses reasonably incurred, brokerage fees, and the expense of placing the Premises in first-class rentable condition. Landlord shall not be responsible or liable for any failure to collect any rent due and/or accrued from such reletting, to the end and intent that Landlord may elect to hold Tenant liable for the Rent and any and all other items of costs mid expense which Tenant shall have been obligated to pay throughout the remainder of the Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Term, in which event Tenant hereby agrees that the cause of action shall not he deemed to have accrued until the date of Expiration of the Term. The provisions contained in this Section 22.02 shall be in addition to, and shall not prevent the
     -------------
enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Landlord shall use all reasonable efforts to mitigate its damages hereunder.

         Section 22.03. Remedies Cumulative.
                        -------------------

         All rights and remedies of Landlord set forth herein are in addition to all other rights, and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any Default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any Default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any Default by Tenant, such waiver shall not be construed as a waiver o any covenant, condition, or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

         Section 22.04. No Acceptance or Surrender.
                        --------------------------

         No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate, this Lease for a previous Default. Landlord's acceptance of Rent following aft Event of Default hereunder shall not be construed as a waiver of such Event of Default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forebearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this Lease.

         Section 22.05. Customs and Practices.
                        ---------------------

         No custom or practice which may develop between the parties in the administration of the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.

         Section 22.06. Payment of Tenant's Obligation by Landlord by Landlord.
                        ------------------------------------------------------

         In the Event of Default, Landlord may, but shall not be required to, make such payment or do such act required to be performed by Tenant. If Tenant fails to act and Landlord makes such payment or does such act, all costs and expenses incurred by Landlord, plus interest thereon at the Default Rate from the date paid by Landlord to the date of payment thereof by Tenant shall be immediately paid by Tenant to Landlord. The taking of such action by Landlord shall not be considered as a cure of such Default by Tenant or to prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such Default.

         Section 22.07. Default by Landlord.
                        -------------------

         Tenant agrees to give written notice of any default by Landlord under this Lease to any lender of Landlord secured by the Premises upon request thereof by such lender and a reasonable time within which to cure such default prior to Tenant taking any action to remedy such default or cancel the Lease.

                        PART 23 - INTENTIONALLY OMITTED

                         PART 24 - INTENTIONALLY OMITTED

                   PART 25 - ATTORNEYS FEES AND LEGAL EXPENSES

         In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its actual out-of-pocket reasonable attorneys fees, and other reasonable legal expenses and court costs incurred by such party in such action or proceeding.

                                PART 26 - NOTICES

         Any notice, demand, request, consent, approval or other communication which either party hereto is required or desires to give or make or communicate to the other shall be in writing and shall be given or made or communicated by United States registered or certified mail or by any overnight or express mail service which provide receipts to indicate delivery, addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, or at such other address as they have subsequently specified by written notice.

         All notices shall be effective upon receipt or refusal of delivery by the addressee thereof as shown on the return receipt of the notice. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

                             PART 27 - MISCELLANEOUS

         Section 27.01. No Partnership.
                        --------------

         Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

         Section 27.02. Brokers.
                        -------

         Landlord recognizes the Brokers as the brokers under this Lease and shall pay the Brokers a commission pursuant to separate agreements between the Brokers and Landlord, Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. In the event of a breach by a party of their foregoing representation and warranty (the "Defaulting Party"), the Defaulting Party shall indemnify and hold the other party harmless from and against any claim or claims, damages or expenses (including any claims for brokerage or other commissions asserted by any broker, agent, or finder fees) which may arise as a result of such breach. The Brokers' fees shall. be paid in accordance with the rent schedule attached hereto as Exhibit F.

         Section 27.03. Severability.
                        ------------

         Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

         Section 27.04. Trial by Jury.
                        -------------

         Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

         Section 27.05. Force Majeure.
                        -------------

         Whenever a period of time is herein prescribed for action to be taken by a party hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of such party; provided, however, this section shall not be deemed to relieve (i) Tenant of its obligation timely to pay Rent or (ii) either party of any other amounts required to be paid hereunder.

         Section 27.06. Captions.
                        --------

         The article, part, and section headings contained in this Lease are for convenience only and limit the scope or meaning of the provisions hereof. Words of any gender used in this Lease shall include any other genders, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         Section 27.07. Benefit and Burden.
                        ------------------

         If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and, to the extent permitted under this Lease, assigns of the parties hereto.

         Section 27.08. No Representations by Landlord.
                        ------------------------------

         Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as expressly set forth in this Lease.

         Section 27.09. Entire Agreement.
                        ----------------

         This Lease sets forth the entire agreement between the parties (including without limitation any existing leases by Tenant of the Premises) and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

         Section 27.10. No Offer.
                        --------

         The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless said lease is consented to by any lender mid any lessor to Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease a and delivers the same to Tenant.

         Section 27.11. Authority.
                        ---------

         (a) If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is a duly organized and existing corporation, that Tenant been and is qualified to do business in the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust, or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth of Virginia, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

         (b)  Landlord represents and warrants to Tenant that:


              (1) Landlord is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Virginia. Landlord has all requisite power to own lease and operate its assets, and to carry on its business as now conducted. Landlord has full power to execute, deliver and carry out the terms and provisions of this Lease and all documents required on its part to be executed and has taken all necessary limited partnership action to authorize the execution, delivery and performance of this Lease and all other agreements and instruments executed in connection herewith and (lie performance of those provision,-; of this Lease required on its part to be carried out. The persons executing this Lease (and all other agreements and instruments entered into by Landlord in furtherance hereof), on behalf of Landlord, have the authority to bind Landlord to the terms and conditions of this Lease (and all said agreements and instruments). Neither the execution and delivery of this Lease and said agreements and instruments to be executed by Landlord in connection herewith, nor the incurrence by Landlord of the obligations herein set forth, nor the consummation by Landlord of the transactions herein contemplated, nor compliance by Landlord with the terms of this Lease and said agreements and instruments will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the limited partnership agreement of Landlord, or to the knowledge of Landlord, any bond, note or other evidence of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, to which Landlord is a party or by which any of its properties may be bound. This Lease constitutes, and all agreements and documents required to be executed by Landlord hereunder when so executed and delivered shall constitute, the legal, valid and binding obligations of Landlord enforceable against Landlord in accordance with their respective terms. Any order, permission, consent, approval, license, authorization, registration or filing with, or exemption by, any governmental agency which is required for the execution or delivery of this Lease, or said agreements and instruments by Landlord has been obtained or made.

         (2) There is (i) no pending or threatened condemnation to all or any part of the Premises, (ii) no pending relocation of any roadways abutting the Premises, and (iii) no denial of access to the Premises from any point of access to the Land, and neither Landlord nor any of its agents or affiliates has received any notice of any of the same.

         (3)  Landlord owns fee simple title to the Land and the Building.


         (4) Landlord (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Landlord, and (iv) to the best of its knowledge, none of the foregoing are pending or threatened.

         Section 27.12. Changes Requested by Lender.
                        ---------------------------

         If, in connection with obtaining financing for the. Building, any lender shall request reasonable modifications in this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided such modifications do not increase the obligations of Tenant, decrease Tenant's rights or in any way affect Tenant's monetary obligations hereunder or materially adversely affect either the leasehold interest hereby created or Tenant's use and enjoyment of the Premises.

         Section 27.13. Governing Law and Construction.
                        ------------------------------

         This Lease shall be governed by and construed under the laws of the Commonwealth of Virginia, without regard to choice of laws principles thereof. This Lease consists of three (3) parts, the Basic Lease, General Lease Provisions and Exhibits which are to be read together as a complete integrated document. Printed parts of this Lease shall be as binding on the parties hereto as other parts hereof. Parts of this Lease which are written or typewritten shall have no greater force or effect than and shall not control parts which are printed, but all parts shall be given equal effect. Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts thereof. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult with legal counsel of its choice before the execution of this Lease.

         Section 27.14. Landlord's Liability.
                        --------------------

         Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Building and the Land including, without limitation, all insurance and condemnation proceeds relating thereto, for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Building and land upon which the Building is situated. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         Section 27.15. Use of Name of Building.
                        -----------------------

         Tenant shall not, without prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant on the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building or the Land.

         Section 27.16. Changes by Landlord.
                        -------------------

         Landlord shall have the unrestricted right to make changes to all portions of Fair Lakes (of which the Building and land upon which it is situated are a part) in Landlord's reasonable discretion for the purpose of improving access of or security to Fair Lakes or the flow of pedestrian vehicular traffic therein; provided that such changes or the making of them shall not unreasonably interfere with the operation of Tenant's business or Tenant's use of the Premises. Landlord shall have the right to close, from time to time, the common areas of the Land upon which the Building is situated, Fair Lakes and other portions of Fair Lakes for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to the public or any party other than Landlord.

         Section 27.17. Time of Essence.
                        ---------------

         Time is of the essence in this Lease.

         Section 27.18. Year 2000.
                        ---------

         Landlord and Tenant acknowledge that the arrival of Year 2000 presents potential problems with equipment and systems controlled by computer systems. Landlord hereby represents that it is using commercially reasonable efforts to insure that all Building systems will be Year 2000 compliant so that they will not be adversely affected by computer hardware and software that may misinterpret the digits "00" which denote Year 2000. Tenant represents that it has implemented a Year 2000 compliance program for its business and plans that its business will be Year 2000 compliant by December 1, 1999. Neither Landlord nor Tenant shall be relieved of their obligations under the Lease as a result of any of their operations not being Year 2000 compliant and the provisions of
Section 6.03(c) shall apply in the event of interruptions in services in connection with Year 2000 problems.

         Section 27.19. Satellite Dish.
                        --------------

         (a) Tenant shall have the right, subject to the provisions of this Section and the Roof Agreement attached to this Lease as Exhibit "I" and made a
                                                         -----------
part hereof by this reference, to install, at its sole cost and expense, upon the roof of the Building communications equipment (the "Roof Equipment"). The location of the Roof Equipment shall be mutually agreed upon by Landlord and Tenant prior to the installation on the roof. The size, design, and appearance of the Roof Equipment shall be subject to the approval of all applicable governmental authorities, the Architectural Review Board of Fair Lakes and Landlord.

         (b) In the event that Tenant installs the Roof Equipment then, such construction shall be subject to all of the provisions of this Lease. Tenant further agrees that the provisions of Part 9 hereof shall apply to Tenant's use of the roof for the installation and operation of the Roof Equipment. Tenant shall maintain the Roof Equipment and the portion of the roof upon which is situated in a good, clean and proper condition and will, at the end of the Term, remove the Roof Equipment and will return the building to its original appearance where the Roof Equipment was located subject to Landlord's approval not to be unreasonably withheld, delayed or conditioned.

         Section 27.20. Business Day.
                        ------------

         For all purposes herein, "Business Day" shall mean Monday through Friday except New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday after Thanksgiving Day, and Christmas Day.

                                    EXHIBIT D


                              Rules and Regulations



         Exhibit D to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit D upon the request of the Securities and Exchange Commission.

                                    EXHIBIT E


                            Commencement Date Notice



         Exhibit E to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit E upon the request of the Securities and Exchange Commission.

                                   EXHIBIT `F'
                             FAIR LAKES COURT NORTH
                                 Updated 5/25/99

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Base Rent Before
                             Must Take          Base Rent for                                   Expenses and Before
                               Space           Must Take Space            Total               Commission Amortization
  Lease       Effective        Added     -----------------------------  Premises    --------------------------------------------
   Yr.           Date        (Sq. Ft.)   Per Sq. Ft.      Annual         Sq. Ft.     Total Annual     Per SF        Monthly
--------------------------------------------------------------------------------------------------------------------------------
    1           1/1/99           -            -              -           71,061       $739,832.00     $10.41      $61,652.67
--------------------------------------------------------------------------------------------------------------------------------
    1        4/th/ fl Comm.    20,647      $13.15       $271,508.05      91,708      $1,011,340.05    $11.03      $84,278.33
             Date 4/1/99
--------------------------------------------------------------------------------------------------------------------------------
    1       5/th/ fl. Comm.    22,956      $13.15       $301,871.40      114,664     $1,313,211.45    $11.45      $109,434.29
             Date 5/1/99
--------------------------------------------------------------------------------------------------------------------------------
    1        Bsmt. Comm.       12,618      $13.15       $165,926.70      127,282     $1,479,138.15    $11.62      $123,261.51
             Date 7/1/99
--------------------------------------------------------------------------------------------------------------------------------
    2           1/1/00           -         $13.15            -           127,282     $1,491,470.10    $11.72      $124,289.18
--------------------------------------------------------------------------------------------------------------------------------
    3           1/1/01           -         $13.15            -           127,282     $1,471,547.15    $11.56      $122,628.93
--------------------------------------------------------------------------------------------------------------------------------
    4           1/1/02           -         $13.15            -           127,282     $1,562,061.15    $12.27      $130,171.76
--------------------------------------------------------------------------------------------------------------------------------
    5           1/1/03           -         $13.75            -           127,282     $1,724,898.15    $13.55      $143,741.51
--------------------------------------------------------------------------------------------------------------------------------
    6           1/1/04           -         $14.06                        127,282     $1,789,298.07    $14.06      $149,108.17
--------------------------------------------------------------------------------------------------------------------------------
    7           1/1/05           -         $14.37                        127,282     $1,829,557.28    $14.37      $152,463.11
--------------------------------------------------------------------------------------------------------------------------------
    8           1/1/06           -         $14.70                        127,282     $1,870,722.32    $14.70      $155,893.53
--------------------------------------------------------------------------------------------------------------------------------
    9           1/1/07           -         $15.03                        127,282     $1,912,813.57    $15.03      $159,401.13
--------------------------------------------------------------------------------------------------------------------------------
   10           1/1/08           -         $15.37                        127,282     $1,955,851.87    $15.37      $162,987.66
--------------------------------------------------------------------------------------------------------------------------------
   11           1/1/09           -         $15.71                        127,282     $1,999,858.54    $15.71      $166,654.88
--------------------------------------------------------------------------------------------------------------------------------
   12           1/1/10           -         $16.07                        127,282     $2,044,855.36    $16.07      $170,404.61
--------------------------------------------------------------------------------------------------------------------------------
   13           1/1/11           -         $16.43                        127,282     $2,090,864.60    $16.43      $174,238.72
--------------------------------------------------------------------------------------------------------------------------------
   14           1/1/12           -         $16.80                        127,282     $2,137,909.06    $16.80      $178,159.09
--------------------------------------------------------------------------------------------------------------------------------
   15           1/1/13           -         $17.17                        127,282     $2,186,012.01    $17.17      $182,167.67
--------------------------------------------------------------------------------------------------------------------------------
   16           1/1/14           -         $17.56                        127,282     $2,235,197.28    $17.56      $186,266.44
--------------------------------------------------------------------------------------------------------------------------------
   17           1/1/15           -         $17.96                        127,282     $2,285,489.22    $17.96      $190,457.44
--------------------------------------------------------------------------------------------------------------------------------

NOTES
-----

1. Above rents do not include operating expenses, real estate taxes, or Tenant Improvement/Commission amortization, all due and payable as additional rent in accordance with the Lease.

2. The above schedule does not include any of the Must Take Space listed below. The delivery date of each Must Take Space is uncertain as of the execution date of the Lease. Upon delivery of each Must Take Space, the Premises shall increase accordingly and the Base Rent shall increase as follows:

    a) Prior to January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to $13.15.

    b) From and after January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to the "Base Rent for Must Take Space" listed in the above schedule and shall increase annually as indicated.

3.  Must Take Space not included in the above schedule:

- "Suite 440" - approximately 1,014 square feet of Rentable Area on the fourth (4/th/) floor.
- "Engineer's Space" - approximately 1,112 square feet of Rentable Area on the basement floor.
- "Datatel Space" - approximately 893 square feet of Rentable Area on the basement floor.
- "Deli Space" - approximately 1,996 square feet of Rentable Area on the basement floor.

4.  This schedule is subject to the provisions of Section 3.01 of the Lease.

                                  Exhibit "F1"
                                  ------------
                             Fair Lakes Court North
                      Commission Payment and Rent Increase

Landlord and Tenant agree that Landlord shall pay the Studley Commission as defined in the Lease to Julien J. Studley, Inc. in the amount of $500,000.00 as follows:


                     Studley
     Commission     Commission   Rent Increase   Additional     Additional
    Payment Date      Amount        Factor       Annual Rent   Monthly Rent
    ------------   -----------   -------------   -----------   ------------
    July 1, 1999   $500,000.00      0.12023      $60,114.21      $5,009.52


As of July 1, 1999, and continuing thereafter until December 31, 2015,
Tenant shall pay Landlord pursuant to the Lease the additional monthly
Commission Rent of ................................................... $5,009.52

                                    EXHIBIT G


         Form of Subordination, Non-Disturbance and Attornment Agreement



         Exhibit G to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit G upon the request of the Securities and Exchange Commission.

                                    EXHIBIT H


                    List of Typical Additional Building Costs



         Exhibit H to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit H upon the request of the Securities and Exchange Commission.

                                    EXHIBIT I


                                 Roof Agreement



         Exhibit I to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit I upon the request of the Securities and Exchange Commission.

                                    EXHIBIT J


                      Computerized Energy Management System



         Exhibit J to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit J upon the request of the Securities and Exchange Commission.

                                    EXHIBIT K


                       Janitorial Cleaning Specifications



         Exhibit K to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit K upon the request of the Securities and Exchange Commission.

                                   EXHIBIT L


                                  Plat of Land


         Exhibit L to this Lease is not included with this Registration Statement on Form S-1. The Registrant will provide Exhibit L upon the request of the Securities and Exchange Commission.

                    FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
                    -----------------------------------------

         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this "First Amendment")
                                                               ---------------
is made and entered into this 31/st/ day of December, 1999 by and between FAIR LAKES NORTH AND SOUTH L.P., a Virginia limited partnership ("Landlord") and SRA
                                                             --------
INTERNATIONAL, INC., a Delaware corporation ("Tenant"), with reference to the
                                              ------
following:

                                R E C I T A L S :
                                -----------------

         A. Pursuant to that Office Lease Agreement dated May 11, 1999, by and between Landlord and Tenant (the "Lease"), Landlord leased to Tenant certain
                                  -----
premises more particularly described therein in the building commonly known as Fair Lakes Court North, 4350 Fair Lakes Circle, Fairfax, Virginia 22033 (the "Building").
 --------

         B. Landlord and Tenant desire to amend the Lease as more particularly described herein.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. All capitalized terms used herein unless specifically defined shall have the same meaning and definition as used in the Lease.


         2.  Pursuant to Article 6 of the Lease, as of January 1, 2000, Landlord
                         ---------
shall have delivered the Datatel Space to Tenant in broom clean condition. In accordance with Article 6, Paragraph (d) of the Lease, the Datatel Space Rent
                ------------------------
Commencement Date shall be February 1, 2000. Base Rent for the Datatel Space shall be $11,742.95 per year ($978.58 per month) which is based on $13.15 per square foot of Rentable Area in the Datatel Space.

         3. From and after the Datatel Rent Commencement Date, the Rentable Area of the Premises shall be 128,175 square feet and Tenant's Proportionate Share shall be 96.88%.

         4.  Effective on the Datatel Rent Commencement Date, Exhibit "F" to the
                                                              -----------
Lease shall be deleted in its entirety and replaced with Exhibit "F - As
                                                         ---------------
Modified by the First Amendment to Office Lease Agreement dated November 1,
---------------------------------------------------------------------------
1999" attached hereto and made a part hereof by this reference.
----

         5. Except as modified by this First Amendment, the Lease remains unmodified and in full force and effect.







                        [Signatures follow on next page.]

   IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

                                    LANDLORD:
                                    ---------

                                    FAIR LAKES NORTH & SOUTH, L.C. f/k/a
                                    FAIR LAKES NORTH AND SOUTH L.P.
                                    a Virginia limited partnership


                                    By:   /s/ Milton V. Peterson
                                          ---------------------------
                                    Name: Milton V. Peterson
                                          ---------------------------
                                    Its:  Vice President
                                          ---------------------------





                                    TENANT:
                                    -------

                                    SRA INTERNATIONAL, INC.
                                    a Delaware corporation

                                    By:   /s/ Kevin D. Graves
                                          ---------------------------
                                    Name: Kevin D. Graves
                                          ---------------------------
                                    Its:  Vice President & Director
                                          ---------------------------
                                          Asset Management

               EXHIBIT "F - As Modified by The First Amendment To
                 Office Lease Agreement Dated November 1, 1999"
                 ----------------------------------------------

                                  Rent Schedule
                                  -------------

------------------------------------------------------------------------------------------------------------------------------
                             Must Take                                                        Base Rent Before
                             Space               Base Rent for         Total              Expenses and Before
              Effective      Added              Must Take Space      Premises          Commission Amortization
                                            ------------------------            ----------------------------------------------
Lease Yr.        Date        (Sq. Ft.)      Per Sq. Ft.   Annual     Sq. Ft.    Total Annual       Per SF    Monthly
------------------------------------------------------------------------------------------------------------------------------
      1      1/1/99                 -             -         -          71,061   $  739,832.00       $10.41  $ 61,652.67
------------------------------------------------------------------------------------------------------------------------------
      1   4/th/ fl Comm.       20,647          $ 13.15   $271,508.05   91,708   $1,011,340.05       $11.03  $ 84,278.34
           Date 4/1/99
------------------------------------------------------------------------------------------------------------------------------
      1  5/th/ fl. Comm.
           Date 5/1/99         22,956          $ 13.15   $301,871.40  114,664   $1,313,211.45       $11.45  $109,434.29
------------------------------------------------------------------------------------------------------------------------------
      1   Bsmt. Comm.
           Date 7/1/99         12,618          $ 13.15   $165,926.70  127,282   $1,479,138.15       $11.62  $123,261.51
------------------------------------------------------------------------------------------------------------------------------
      2     1/1/00                  -          $ 13.15             -  127,282   $1,491,470.10       $11.72  $124,289.18
------------------------------------------------------------------------------------------------------------------------------
      2   Datatel Comm.           893          $ 13.15   $ 11,742.95  128,175   $1,503,213.05       $11.73  $125,267.75
           Date 2/1/00
------------------------------------------------------------------------------------------------------------------------------
      3     1/1/01                  -          $ 13.15             -  128,175   $1,483,290.10       $11.57  $123,607.51
------------------------------------------------------------------------------------------------------------------------------
      4     1/1/02                  -          $ 13.45             -  128,175   $1,573,804.10       $12.28  $131,150.34
------------------------------------------------------------------------------------------------------------------------------
      5     1/1/03                  -          $ 13.75             -  128,175   $1,736,641.10       $13.55  $144,720.09
------------------------------------------------------------------------------------------------------------------------------
      6     1/1/04                  -          $ 14.06                128,175   $1,802,140.50       $14.06  $150,178.38
------------------------------------------------------------------------------------------------------------------------------
      7     1/1/05                  -          $ 14.38                128,175   $1,843,156.50       $14.38  $153,596.38
------------------------------------------------------------------------------------------------------------------------------
      8     1/1/06                  -          $ 14.70                128,175   $1,884,172.50       $14.70  $157,014.38
------------------------------------------------------------------------------------------------------------------------------
      9     1/1/07                  -          $ 15.03                128,175   $1,926,470.25       $15.03  $160,539.19
------------------------------------------------------------------------------------------------------------------------------
     10     1/1/08                  -          $ 15.37                128,175   $1,970,049.75       $15.37  $164,170.81
------------------------------------------------------------------------------------------------------------------------------
     11     1/1/09                  -          $ 15.72                128,175   $2,014,911.00       $15.72  $167,909.25
------------------------------------------------------------------------------------------------------------------------------
     12     1/1/10                  -          $ 16.07                128,175   $2,059,772.25       $16.07  $171,647.69
------------------------------------------------------------------------------------------------------------------------------
     13     1/1/11                  -          $ 16.43                128,175   $2,105,915.25       $16.43  $175,492.94
------------------------------------------------------------------------------------------------------------------------------
     14     1/1/12                  -          $ 16.80                128,175   $2,153,340.00       $16.80  $179,445.00
------------------------------------------------------------------------------------------------------------------------------
     15     1/1/13                  -          $ 17.17                128,175   $2,200,964.75       $17.17  $183,397.06
------------------------------------------------------------------------------------------------------------------------------
     16     1/1/14                  -          $ 17.56                128,175   $2,250,753.00       $17.56  $187,562.75
------------------------------------------------------------------------------------------------------------------------------
     17     1/1/15                  -          $ 17.96                128,175   $2,302,023.00       $17.96  $191,836.25
------------------------------------------------------------------------------------------------------------------------------

     NOTES
     -----

     1. This schedule has been amended to incorporate the Base Rent for the Datatel Space as defined in the Lease as of the Datatel Space Rent Commencement Space.

     2. Above rents do not include operating expenses, real estate taxes, or Tenant Improvement/Commission amortization, all due and payable as additional rent in accordance with the Lease.

     3. The above schedule does not include any of the remaining Must Take Space listed below. The delivery date of each remaining Must Take Space is uncertain as of the execution date of the Lease. Upon delivery of each remaining Must Take Space, the Premises shall increase accordingly and the Base Rent shall increase as follows:

          a) Prior to January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to $13.15.

          b) From and after January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to the "Base Rent for Must Take Space" listed in the above schedule and shall increase annually as indicated.

     4.   Must Take Space not included in the above schedule:

          - "Suite 440" - approximately 1,014 square feet of Rentable Area on the fourth (4/th/) floor.
          - "Engineer's Space" - approximately 1,112 square feet of Rentable Area on the basement floor.
          - "Deli Space" - approximately 1,996 square feet of Rentable Area on the basement floor.

     5. This schedule is subject to the provisions of Section 3.01 of the Lease.

                   SECOND AMENDMENT TO OFFICE LEASE AGREEMENT
                   ------------------------------------------

         THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Second
                                                                ------
Amendment") is made and entered into this 1/st/ day of October, 2000 by and
---------
between FAIR LAKES NORTH & SOUTH L.C., a Virginia limited liability company, f/k/a/ FAIR LAKES NORTH AND SOUTH L.P., a Virginia limited partnership ("Landlord") and SRA INTERNATIONAL, INC., a Delaware corporation ("Tenant"),
  --------                                                         ------
with reference to the following:

                                R E C I T A L S :
                                -----------------

         A. Pursuant to that Office Lease Agreement dated May 11, 1999, by and between Landlord and Tenant, as amended by the First Amendment to Office Lease Agreement dated December 31, 1999 (collectively the "Lease"), Landlord leased to
                                                     -----
Tenant certain premises more particularly described therein in the building commonly known as Fair Lakes Court North, 4350 Fair Lakes Circle, Fairfax, Virginia 22033 (the "Building").
                     --------

         B. Landlord and Tenant desire to amend the Lease as more particularly described herein.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

         1. All capitalized terms used herein unless specifically defined shall have the same meaning and definition as used in the Lease.

         2.  Pursuant to Article 6 of the Lease, as of October 1, 2000, Landlord
                         ---------
shall have delivered the Engineer's Space to Tenant in broom clean condition. In accordance with Article 6, Paragraph (d) of the Lease, the Engineer's Space Rent
                ------------------------
Commencement Date shall be November 1, 2000. The Initial Base Rent for the Engineer's Space shall be $14,622.80 per year ($1,218.57 per month) which is based on $13.15 per square foot of Rentable Area in the Engineer's Space (1,112 square feet).

         3. From and after the Engineer's Rent Commencement Date, the Rentable Area of the Premises shall be 129,287 square feet and Tenant's Proportionate Share shall be 97.72%.

         4.  Effective on the Engineer's Space Rent Commencement Date, Exhibit
                                                                       -------
"F" - As Modified by the First Amendment to Office Lease Agreement dated
------------------------------------------------------------------------
November 1, 1999" shall be deleted in its entirety and replaced with Exhibit "F"
----------------                                                     -----------
- As Modified by the Second Amendment to Office Lease Agreement dated
---------------------------------------------------------------------
September 25, 2000" attached hereto and made a part hereof by this reference.
------------------

         5. Except as modified by this First Amendment, the Lease remains unmodified and in full force and effect.



                        [Signatures follow on next page.]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

                                     LANDLORD:
                                     --------


                                     FAIR LAKES NORTH & SOUTH, L.C. f/k/a
                                     FAIR LAKES NORTH AND SOUTH L.P.
                                     a Virginia limited partnership

                                     By:      /s/ William E. Peterson
                                         -----------------------------------
                                     Name:    William E. Peterson
                                         -----------------------------------
                                     Its:     Manager
                                         -----------------------------------



                                     TENANT:
                                     ------


                                     SRA INTERNATIONAL, INC.
                                     a Delaware corporation

                                     By:      /s/ Kevin D. Graves
                                         -----------------------------------
                                     Name:    Kevin D. Graves
                                         -----------------------------------
                                     Its:     V.P., Asset Mgmt
                                         -----------------------------------

                             FAIR LAKES COURT NORTH

                                   EXHIBIT `F'
          As Modified by The Second Amendment To Office Lease Agreement
                           Revised September 25, 2000

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Base Rent Before
                             Must Take          Base Rent for                                   Expenses and Before
                               Space           Must Take Space            Total               Commission Amortization
  Lease       Effective        Added     -----------------------------  Premises    --------------------------------------------
   Yr.           Date        (Sq. Ft.)   Per Sq. Ft.      Annual         Sq. Ft.     Total Annual     Per SF        Monthly
--------------------------------------------------------------------------------------------------------------------------------
                                         Per Sq. Ft.      Annual                     Total Annual     Per SF        Monthly
--------------------------------------------------------------------------------------------------------------------------------
    1          01/01/99          -            -              -           71,061       $739,832.04     $10.411     $61,652.67
--------------------------------------------------------------------------------------------------------------------------------
    1        4/th/ fl Comm.    20,647      $13.15       $271,508.05      91,708      $1,011,340.08    $11.028     $84,278.34
             Date 4/1/99
--------------------------------------------------------------------------------------------------------------------------------
    1       5/th/ fl. Comm.
             Date 5/1/99       22,956      $13.15       $301,871.40      114,664     $1,313,211.48    $11.453     $109,434.29
--------------------------------------------------------------------------------------------------------------------------------
    1        Bsmt. Comm.
             Date 7/1/99       12,618      $13.15       $165,926.70      127,282     $1,479,138.12    $11.621     $123,261.51
--------------------------------------------------------------------------------------------------------------------------------
    2         01/01/2000         -         $13.15            -           127,282     $1,491,470.16    $11.718     $124,289.18
--------------------------------------------------------------------------------------------------------------------------------
    2       Datatel Comm.       893        $13.15       $11,742.95       128,175     $1,503,213.00    $11.728     $125,267.75
             Date 2/1/00
--------------------------------------------------------------------------------------------------------------------------------
    2         Engineer's
             Space Comm.
            Date 11/1/2000     1,112       $13.15       $14,622.80       129,287     $1,517,835.84    $11.740     $126,486.32
--------------------------------------------------------------------------------------------------------------------------------
    3         01/01/2001         -         $13.15            -           129,287     $1,497,912.96    $11.586     $124,826.08
--------------------------------------------------------------------------------------------------------------------------------
    4         01/01/2002         -         $13.45            -           129,287     $1,588,426.92    $12.286     $132,368.91
--------------------------------------------------------------------------------------------------------------------------------
    5         01/02/2003         -         $13.75            -           129,287     $1,751,263.92    $13.550     $145,938.66
--------------------------------------------------------------------------------------------------------------------------------
    6         01/01/2004         -         $14.06                        129,287     $1,817,775.24    $14.060     $151,481.27
--------------------------------------------------------------------------------------------------------------------------------
    7         01/01/2005         -         $14.37                        129,287     $1,859,147.04    $14.380     $154,928.92
--------------------------------------------------------------------------------------------------------------------------------
    8         01/01/2006         -         $14.70                        129,287     $1,900,518.96    $14.700     $158,376.58
--------------------------------------------------------------------------------------------------------------------------------
    9         01/01/2007         -         $15.03                        129,287     $1,943,183.64    $15.030     $161,931.97
--------------------------------------------------------------------------------------------------------------------------------
   10         01/01/2008         -         $15.37                        129,287     $1,987,141.20    $15.370     $165,595.10
--------------------------------------------------------------------------------------------------------------------------------
   11         01/01/2009         -         $15.71                        129.287     $2,032,391.64    $15.720     $169,365.97
--------------------------------------------------------------------------------------------------------------------------------
   12         01/01/2010         -         $16.07                        129.287     $2,077,642.08    $16.070     $173,136.84
--------------------------------------------------------------------------------------------------------------------------------
   13         01/01/2011         -         $16.43                        129.287     $2,124,185.40    $16.430     $177,015.45
--------------------------------------------------------------------------------------------------------------------------------
   14         01/01/2012         -         $16.80                        129,287     $2,172,021.60    $16.800     $181,001.80
--------------------------------------------------------------------------------------------------------------------------------
   15         01/01/2013         -         $17.17                        129,287     $2,219,857.80    $17.170     $184,998.15
--------------------------------------------------------------------------------------------------------------------------------
   16         01/01/2014         -         $17.56                        129.287     $2,270,279.76    $17.560     $189,189.98
--------------------------------------------------------------------------------------------------------------------------------
   17         01/01/2015         -         $17.96                        129.287     $2,321,994.48    $17.960     $193,499.54
--------------------------------------------------------------------------------------------------------------------------------

NOTES
-----

1. This schedule has been amended to incorporate the Base Rent for (i) the Datatel Space as defined in the Lease as of the Datatel Space Rent Commencement Space, and (ii) the Engineer's Space as defined in the Lease as of the Engineer's Space Rent Commencement Date.

2. Above rents do not include operating expenses, real estate taxes, or Tenant Improvement/Commission amortization, all due and payable as additional rent is accordance with the Lease.

3. The above schedule does not include any of the remaining Must Take Space listed below. The delivery date of each remaining Must Take Space is uncertain as of the execution date of the Lease and the Second Amendment. Upon delivery of each remaining Must Take Space, the Premises shall increase accordingly and the Base Rent shall increase as follows:

    a) Prior to January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to $13.15.

    b) From and after January 1, 2002, the Base Rent per square foot of Rentable Area comprising any Must Take Space shall be equal to the "Base Rent for Must Take Space" listed in the above schedule and shall increase annually as indicated.

4.  Must Take Space not included in the above schedule:

    - "Suite 440" - approximately 1,014 square feet of Rentable Area on the fourth (4th) floor.

    - "Deli Space" - approximately 1,996 square feet of Rentable Area on the basement floor.

5.  This schedule is subject to the provisions of Section 3.01 of the Lease.